AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2000

                                                      REGISTRATION NO. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                       INTERNATIONAL SPEEDWAY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                 ---------------

            FLORIDA                             7948                  59-0709342
  (State or Other Jurisdiction      (Primary Standard Industrial   (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)   Identification No.)


   (FOR CO-REGISTRANTS, PLEASE SEE "TABLE OF CO-REGISTRANTS" ON THE FOLLOWING
                                     PAGE)*
                   1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD
                          DAYTONA BEACH, FLORIDA 32114
                                 (904) 254-2700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 ---------------
                                W. GARRETT CROTTY
                       VICE PRESIDENT AND GENERAL COUNSEL
                   1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD
                          DAYTONA BEACH, FLORIDA 32114
                          TELEPHONE NO.: (904) 254-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                              ANDREW E. BALOG, ESQ.
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                          TELEPHONE NO.: (305) 579-0500
                          FACSIMILE NO.: (305) 579-0717
                                 ---------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                    PROPOSED          PROPOSED
              TITLE OF EACH CLASS                     AMOUNT        MAXIMUM           MAXIMUM            AMOUNT OF
         OF SECURITIES TO BE REGISTERED               TO BE       OFFERING PRICE     AGGREGATE         REGISTRATION
                                                    REGISTERED     PER UNIT(1)     OFFERING PRICE(1)       FEE(2)
--------------------------------------------------------------------------------------------------------------------
7.875% Senior Notes due 2004.................      225,000,000       99.845%        $224,651,250       $60,502
--------------------------------------------------------------------------------------------------------------------
Guarantees of 7.875% Senior Notes due 2004(3)      225,000,000         --                --              --
--------------------------------------------------------------------------------------------------------------------
   Total.....................................                                                           $60,502
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
(2)  Calculated pursuant to Rule 457(f)(2) of the Securities Act of 1933.
(3) Pursuant to Rule 457(n) of the Securities Act of 1933, no additional registration fee is being paid in respect of the guarantees. The guarantees will not be traded separately.

     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================
*The Co-Registrants named in the "Table of Co-Registrants" on the following page are direct and indirect subsidiaries of the Registrant that may guarantee the notes to be registered hereby.
================================================================================

                             TABLE OF CO-REGISTRANTS



                                                   (State or Other Jurisdiction
(Exact name of Co-Registrant                            of Incorporation or        (I.R.S. Employer
as Specified in its Charter)                              Organization)           Identification No.)
-------------------------------------------------  --------------------------     ---------------------
AMERICROWN SERVICE CORPORATION                      SOUTH CAROLINA                    57-0883984
COMPETITION TIRE SOUTH, INC.                        DELAWARE                          65-0291388
COMPETITION TIRE WEST, INC.                         MICHIGAN                          38-2338877
ISC PROPERTIES, INC.                                FLORIDA                           59-3474678
MOTORSPORTS INTERNATIONAL CORP.                     PENNSYLVANIA                      23-1987125
NORTH CAROLINA SPEEDWAY, INC.                       NORTH CAROLINA                    38-3348816
PENNSYLVANIA INTERNATIONAL RACEWAY, INC.            PENNSYLVANIA                      52-1475334
REGIMENT, INC.                                      NORTH CAROLINA                    NONE
CALIFORNIA SPEEDWAY CORPORATION                     DELAWARE                          51-0356392
CHICAGO HOLDINGS, INC.                              NEVADA                            88-0416418
EVENT EQUIPMENT LEASING, INC.                       FLORIDA                           59-3427471
EVENT SUPPORT CORPORATION                           FLORIDA                           59-3071610
GREAT WESTERN SPORTS, INC.                          ARIZONA                           86-0645773
MIAMI SPEEDWAY CORP.                                NEVADA                            59-3457913
MICHIGAN INTERNATIONAL SPEEDWAY, INC.               MICHIGAN                          38-2017433
NEW YORK INTERNATIONAL SPEEDWAY CORP.               DELAWARE                          22-3642636
NORTH AMERICAN TESTING COMPANY                      FLORIDA                           59-1319218
PHOENIX SPEEDWAY CORP.                              DELAWARE                          59-3452831
ROCKY MOUNTAIN SPEEDWAY CORPORATION                 COLORADO                          91-1963093
SEASONAL SERVICES, INC.                             FLORIDA                           59-3331895
SOUTH CAROLINA INTERNATIONAL SPEEDWAY CORPORATION   SOUTH CAROLINA                    57-0736394
WATKINS GLEN INTERNATIONAL, INC.                    DELAWARE                          16-1209038
88 CORP.                                            DELAWARE                          APPLIED FOR


         The address, including zip code and telephone number, including area code, of each Co-Registrant's principal executive offices is 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114, (904) 254-2700.

         The name, address, including zip code and telephone number, including area code, of the agent for service for each Co-Registrant is W. Garrett Crotty, Vice President and General Counsel of International Speedway Corporation, 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114, (904) 254-2700.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED JANUARY 4, 2000
PROSPECTUS

                                  $225,000,000
                                     [LOGO]
                       INTERNATIONAL SPEEDWAY CORPORATION
                                OFFER TO EXCHANGE
                  ALL OUTSTANDING 7.875% SENIOR NOTES DUE 2004
                                       FOR
                     REGISTERED 7.875% SENIOR NOTES DUE 2004

                              THE REGISTERED NOTES

         The terms of the registered notes that we are offering in exchange for the outstanding notes are substantially identical to the terms of the outstanding notes, except that certain transfer restrictions and registration rights relating to the outstanding notes will not apply to the registered notes.

                      MATERIAL TERMS OF THE EXCHANGE OFFER

         /bullet/ The exchange offer will expire at 5:00 p.m., New York City time, on ____________, 2000, unless extended.

         /bullet/ The exchange offer is subject to customary conditions, including the conditions that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

         /bullet/ You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

         /bullet/ We will exchange all outstanding notes that are validly tendered and not withdrawn before the exchange offer expires.

         /bullet/ We will issue the registered notes promptly after the exchange offer expires.

         /bullet/ We believe that the exchange of outstanding notes will not be a taxable event for federal income tax purposes, but you should read "Certain United States Federal Income Tax Consequences" on page 69 for more information.

         /bullet/ We will not receive any proceeds from the exchange offer.

         /bullet/ All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act of 1933. Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business six months after that date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

         /bullet/ No public market currently exists for the registered notes. We do not intend to apply for listing of the registered notes on any securities exchange or to arrange for them to be quoted on any quotation system.

         BEFORE PARTICIPATING IN THE EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 15.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE REGISTERED NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      THE DATE OF THIS PROSPECTUS IS , 2000

         THE FOLLOWING TRADEMARKS AND SERVICE MARKS ARE OWNED BY US AND ARE REGISTERED WITH THE U.S. PATENT AND TRADEMARK OFFICE: "DAYTONA USA/registered mark/", "DAYTONA INTERNATIONAL SPEEDWAY/registered mark/", "TALLADEGA SUPERSPEEDWAY/registered mark/", "DARLINGTON/registered mark/", "PHOENIX INTERNATIONAL RACEWAY/registered mark/", "WATKINS GLEN INTERNATIONAL/registered mark/", "WORLD CENTER OF RACING/registered mark/", "MICHIGAN SPEEDWAY/registered mark/", "NAZARETH SPEEDWAY/registered mark/", "NORTH CAROLINA SPEEDWAY/registered mark/" AND "CALIFORNIA SPEEDWAY/registered mark/". "CART/registered mark/" IS A REGISTERED TRADEMARK AND SERVICEMARK OF CHAMPIONSHIP AUTO RACING TEAMS, INC. ("CART"). "NASCAR/registered mark/" AND "GRAND NATIONAL/registered mark/" ARE REGISTERED TRADEMARKS AND SERVICE MARKS OF THE NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC. ("NASCAR").

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference in this prospectus contain certain "forward-looking statements" within the meaning of federal securities laws about our financial condition, results of operations and business.

         You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus and in the documents incorporated by reference in this prospectus.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements. The risks and uncertainties include those risks and uncertainties identified, among other places, under the heading "Risk Factors" in this prospectus. These factors include, but are not limited to, the following:

         /bullet/ operating and financial risks relating to integrating Penske
                  Motorsports, Inc.'s businesses;

         /bullet/ revenues or income following our recent acquisition of Penske
                  Motorsports, Inc. being lower than expected;

         /bullet/ risks relating to our ability to maintain good working relationships with NASCAR and CART;

         /bullet/ uncertain prospects of acquiring or developing new motorsports facilities;

         /bullet/ changes in general economic conditions;

         /bullet/ governmental laws and regulations affecting our business, including, in particular, limitations on advertising by the tobacco and alcoholic beverage industries and laws relating to environmental, land-use planning and zoning matters; and

         /bullet/ significant litigation adverse to our business.

         Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus.

         The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL INFORMATION THAT MAY BE IMPORTANT TO YOU. THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS INCLUDE SPECIFIC TERMS OF THE EXCHANGE OFFER, AS WELL AS INFORMATION REGARDING OUR BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

         UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES: (I) ALL INFORMATION CONTAINED IN THIS PROSPECTUS GIVES EFFECT TO OUR ACQUISITION OF PENSKE MOTORSPORTS, INC. ("PENSKE MOTORSPORTS"), CONSUMMATED ON JULY 26, 1999 (THE "PENSKE ACQUISITION"); AND (II) ALL REFERENCES TO THE "COMPANY", "INTERNATIONAL SPEEDWAY", "WE", "US" AND "OUR" MEAN INTERNATIONAL SPEEDWAY CORPORATION AND OUR CONSOLIDATED SUBSIDIARIES AFTER GIVING EFFECT TO THE PENSKE ACQUISITION.

                                   WHO WE ARE

         International Speedway, a leading promoter of motorsports activities in the United States, owns and/or operates ten of the nation's premier motorsports facilities:

         /bullet/ Daytona International Speedway in Florida;

         /bullet/ Michigan Speedway in Michigan;

         /bullet/ Talladega Superspeedway in Alabama;

         /bullet/ California Speedway in California;

         /bullet/ Phoenix International Raceway in Arizona;

         /bullet/ North Carolina Speedway in North Carolina;

         /bullet/ Darlington Raceway in South Carolina;

         /bullet/ Homestead-Miami Speedway in Florida;

         /bullet/ Nazareth Speedway in Pennsylvania; and

         /bullet/ Watkins Glen International road course facility in New York.

         We currently promote over 100 stock car, sports car, truck, motorcycle and other racing events annually, including:

         /bullet/ 16 NASCAR Winston Cup Series events;

         /bullet/ 12 NASCAR Busch Series, Grand National Division ("Busch Grand
                  National Series") events;

         /bullet/ 6 NASCAR Craftsman Truck Series events;

         /bullet/ 4 CART FedEx Championship Series events;

         /bullet/ the premier sports car endurance event in the United States
                  (the Rolex 24 at Daytona/registered mark/); and

         /bullet/ a number of prestigious motorcycle races.

         Our operations consist principally of racing events at our ten premier motorsports facilities, which generate revenue primarily through sales of admissions to our racing events, television broadcast rights fees, sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating) and royalties from licenses of our trademarks. We also provide catering, souvenir and food concession services at certain of our facilities, distribute and sell Goodyear brand racing tires, own and operate MRN Radio and the DAYTONA USA entertainment complex and produce and market collectibles and other motorsports merchandise.

         We have experienced significant growth in recent years, with our revenues and EBITDA increasing from approximately $68.9 million and approximately $25.9 million, respectively, in the year ended August 31, 1994 to approximately $189.0 million and approximately $74.1 million, respectively, in the year ended November 30, 1998. Our EBITDA margin increased from 37.5% in fiscal 1994 to 39.2% in fiscal 1998. Combined television rights revenues of International Speedway and Penske Motorsports (exclusive of Homestead-Miami Speedway) have increased from approximately $7.5 million in fiscal 1995 to approximately $34.7 million in fiscal 1998 on a pro forma basis. On a pro forma basis giving effect to our Penske Acquisition, during the year ended November 30, 1998 we had revenues and EBITDA of approximately $320.2 million and $118.0 million, respectively.

                              MOTORSPORTS INDUSTRY

         Motorsports is among the most popular and fastest growing spectator sports in the United States, with total 1998 attendance at all U.S. motorsports events exceeding 17 million people. We derived approximately 72% of our pro forma 1998 revenues from NASCAR-sanctioned racing events at our facilities. NASCAR Winston Cup events have experienced the greatest increase in spectator attendance, growing at a compound annual rate of 8.3% from 1990 to 1998. Moreover, according to Nielsen Media Research, more than 258 million people tuned to NASCAR's televised events in 1998. We believe that the demographic profile of this growing base of spectators and viewers has considerable appeal to sponsors and advertisers, including leading consumer product and manufacturing companies which have expanded their participation in the motorsports industry. According to industry reports, corporate sponsors spent approximately $1.1 billion in U.S. motorsports marketing programs in 1998, of which approximately $476 million was attributable to NASCAR-sanctioned races. Sales of apparel, souvenirs and collectibles licensed by NASCAR, by track operators and by drivers have climbed from approximately $80 million in 1990 to approximately $950 million in 1998.

                                    STRATEGY

         Our objective is to be the recognized leader in motorsports entertainment by continuing to emphasize the following key elements of our strategy:

/bullet/ PROMOTE PREMIER MOTORSPORTS EVENTS. We plan our racing events and operate our facilities to create an environment which maximizes the spectators' entertainment experience. The most important component of our fan satisfaction efforts is our emphasis on hosting some of the nation's most prestigious auto races, which in 1999 included 16 NASCAR Winston Cup Series races, 12 NASCAR Busch Grand National Series races, six NASCAR Craftsman Truck Series races and four CART FedEx Championship Series races.

/bullet/ INCREASE ADMISSIONS REVENUE. We believe that the spectator demand for our largest events continues to exceed existing seating capacity. Accordingly, we continue to add grandstand seating at each of our superspeedways. During 1998, we increased our grandstand seating capacity at Daytona, Talladega, Phoenix, Darlington and Watkins Glen by a total of approximately 41,800 seats, or approximately 11% overall. Similarly, in 1998, Penske Motorsports increased its grandstand seating capacity at Michigan, California and North Carolina by a total of approximately 30,800 seats, or approximately 11% overall.

/bullet/ MAXIMIZE MEDIA INCOME. Televised motorsports events are continuing to experience significant growth in viewership. NASCAR Winston Cup Series television rights revenues have grown at a compound annual rate of 40% from $4.7 million in 1990 to $69.5 million in 1998. We have participated in this significant increase in media rights revenues based on our promotion of 16 NASCAR Winston Cup Series events, including the Daytona 500. We expect media rights revenues to continue to increase as NASCAR begins handling negotiations for the entire schedule of major NASCAR sanctioned events. In early fall of 1999, NASCAR announced that it had reached an agreement with all of the television broadcasters of its Winston Cup Series and Busch Grand National Series events to release their contractual rights for all such NASCAR events beginning with the 2001 racing season. In November 1999, NASCAR announced that it had reached an agreement on a six-year television contract with NBC Sports and Turner Sports, with the two media companies combining to develop a joint venture. In addition, NASCAR announced that it had reached an agreement on an eight-year television contract with FOX and its FX cable network. Both agreements relate solely to the domestic broadcast television rights to NASCAR's Winston Cup Series and Busch Grand National Series events, and are effective beginning with the 2001 racing season.

/bullet/ EMPHASIZE INTEGRATED MARKETING PARTNERSHIPS. We have developed and will continue to develop long-term marketing partnerships with corporate sponsors in which sponsors support us in several ways. First, sponsors pay fees to us for the value received in being associated with our facilities and/or events. Some contracts allow the sponsor to name a particular racing event, as in the "DieHard 500" and the "Pepsi 400." Other consideration ranges from official car or official corporate sponsor designation to advertising and promotional rights in the sponsor's product category. Sponsors also lease suites and hospitality tents, purchase additional tickets for their promotions and buy on-site advertising. Second, the promotional and advertising expenditures of major sponsors provide us with access to the significant market capabilities of these leading consumer products and manufacturing companies without the need to invest heavily in our own marketing infrastructure or programs. Third, our sponsors frequently advertise on the television broadcasts of our races, thereby contributing to the increased rights fees we receive from networks and cable companies.

/bullet/ DEVELOP AND ACQUIRE ADDITIONAL MOTORSPORTS FACILITIES. Our senior management personnel regularly review acquisition and development prospects that would augment or complement our existing operations or otherwise offer significant growth opportunities. We believe that the Penske Acquisition evidences our commitment to increasing our motorsports presence through selected purchases of proven motorsports businesses. Other current examples of our expansion efforts include our pending development of a speedway near Kansas City, Kansas, our development of a superspeedway contiguous to the existing Route 66 Raceway near Chicago, Illinois, and our continued exploratory efforts with respect to possible facilities in Denver and the New York metropolitan area.

                             THE PENSKE ACQUISITION

         On July 26, 1999, we consummated the Penske Acquisition, in which we acquired the approximately 88% of Penske Motorsports we did not already own for approximately $129.8 million in cash and approximately 10.0 million shares of our Class A common stock. Penske Motorsports, a leading promoter and marketer of professional motorsports in the United States, owned and operated Michigan Speedway, California Speedway, North Carolina Speedway and Nazareth Speedway. Other motorsports interests included a 45% interest in the Homestead-Miami Speedway near Miami, Florida. Through its subsidiaries, Penske Motorsports also produced and marketed motorsports-related merchandise, including apparel, souvenirs and collectibles, and distributed and sold Goodyear brand racing tires in the midwestern and southern regions of the United States. For the year ended December 31, 1998, Penske Motorsports and Homestead-Miami Speedway reported combined revenues and EBITDA of approximately $131.2 million and approximately $44.0 million, respectively. In connection with the Penske Acquisition, we obtained a new $300 million senior credit facility to finance a portion of the Penske Acquisition and refinance Penske Motorsports' debt. For additional information regarding the Penske Acquisition, please see "Pro Forma Financial Data" on page 24. We used approximately $176 million of the net proceeds from the sale of the outstanding notes to repay outstanding borrowings under this senior credit facility. As a result of our receipt of the net proceeds from the sale of the outstanding notes on October 6, 1999, the maximum availability under the senior credit facility automatically decreased to $200 million from $300 million. We recently increased the maximum availability under the senior credit facility to $250 million from $200 million. For a more detailed description of our senior credit facility, please see "Description of the Senior Credit Facility" on page 35.

         We believe that the Penske Acquisition represented a strategic opportunity for us to combine similar business operations with the addition of Penske Motorsports' high quality motorsports facilities to the list of our existing premier motorsports facilities. The Penske Acquisition broadens our geographic reach into new key television markets, including Los Angeles, Detroit and Miami. We believe that our expanded geographic reach, larger base of operations and presence in these additional key markets will permit us to pursue national sponsorships and develop cross-marketing opportunities with a wider array of partners. Further, we believe that with the addition of Penske Motorsports' experienced management team we will be able to achieve greater operational efficiencies and pursue expansion opportunities more rapidly.

                               RECENT DEVELOPMENTS

         On December 1, 1999, we acquired Richmond International Raceway ("RIR"), a 3/4-mile intermediate speedway located approximately 10 miles from downtown Richmond, Virginia, for approximately $215 million in cash. RIR seats over 94,000 grandstand spectators and offers luxury accommodations in its 34 suites. RIR hosts several major NASCAR events annually, including two NASCAR Winston Cup Series events, two NASCAR Busch Grand National Series events and one NASCAR Craftsman Truck Series event. We financed the acquisition through approximately $160 million in borrowings under our senior credit facility. For a description of our senior credit facility, please see "Description of the Senior Credit Facility" on page 35. We utilized our cash resources for the remaining $55 million.

                                -----------------

         We were incorporated in 1953 under the laws of the State of Florida under the name "Bill France Racing, Inc." and changed our name to "International Speedway Corporation" in 1968. Our principal executive offices are located at 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114, and our telephone number is (904) 254-2700.

                               THE EXCHANGE OFFER

         The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in this prospectus under the section entitled "The Exchange Offer." The term "registered notes" refers to the Registered 7.875% Senior Notes due 2004 being offered in the exchange offer. The term "outstanding notes" refers to our currently outstanding 7.875% Senior Notes due 2004 that are exchangeable for the registered notes. The term "indenture" refers to the indenture that applies to both the outstanding notes and the registered notes.

The Exchange Offer................  We are offering to exchange $100,000 principal amount of registered notes and integral multiples of $1,000 in excess thereof which have been registered under the Securities Act for each $100,000 principal amount of outstanding notes and integral multiples of $1,000 in excess thereof. We issued the outstanding notes on October 6, 1999 in a private offering. In order to be exchanged, an outstanding note must be properly tendered and accepted before expiration of the exchange offer. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the registered notes promptly after the expiration of the exchange offer.


                                    As of the date of this prospectus, there is outstanding $225 million principal amount of outstanding notes. Outstanding notes may be tendered for exchange in whole or in part for minimum denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof.

Registration Rights Agreement....   Simultaneously with the sale of the
                                    outstanding notes on October 6, 1999, we entered into a registration rights agreement under which we committed to conduct the exchange offer. You are entitled under the registration rights agreement to exchange your outstanding notes for registered notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

                                    The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if:

                                    /bullet/ the exchange offer is not
                                             consummated within 180 days of the
                                             issuance of the initial notes;

                                    /bullet/ you would not receive freely
                                             tradeable registered notes in the
                                             exchange offer; or

                                    /bullet/ you are ineligible to participate
                                             in the exchange offer and indicate
                                             that you wish to have your
                                             outstanding notes registered under
                                             the Securities Act.

Resales of the registered notes...  We believe that registered notes to be issued in the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                                    (1)      the registered notes are acquired
                                             by you in the ordinary course of
                                             your business;

                                    (2)      you are not engaging in and do not
                                             intend to engage in a distribution
                                             of the registered notes;

                                    (3)      you do not have an arrangement or
                                             understanding with any person to
                                             participate in the distribution of
                                             the registered notes; and

                                    (4)      you are not an affiliate of ours,
                                             as that term is defined in Rule 405
                                             under the Securities Act.

                                    However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make the same determination with respect to the exchange offer as in other circumstances. Furthermore, if you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume, or indemnify you against, that liability.

                                    Each broker-dealer that receives registered notes for its own account in the exchange offer in exchange for outstanding notes which that broker-dealer acquired as a result of market-making activities or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the registered notes. Broker-dealers who acquired outstanding notes directly from us and not as a result of market-making activities or other trading activities may not participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to resell the outstanding notes.

Expiration Date.................    The exchange offer will expire at 5:00 p.m.,
                                    New York City time, on , 2000, unless we decide to extend the exchange offer.

Withdrawal......................    You may withdraw the tender of your
                                    outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer... The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC and no injunction, order or decree has been issued, or any action or proceeding has been instituted or threatened that would reasonably be expected to prohibit, prevent or materially impair our ability to proceed with the exchange offer.

                                    If any of these conditions exist prior to the expiration date, we may take the following actions:

                                    /bullet/ refuse to accept any outstanding
                                             notes and return all previously
                                             tendered outstanding notes;

                                    /bullet/ extend the duration of the exchange
                                             offer; or

                                    /bullet/ waive such conditions to the extent
                                             permissible under applicable law.

Procedures for Tendering
  Outstanding Notes...........      We issued the outstanding notes as global
                                    securities in fully registered form without coupons. Beneficial interests in the outstanding notes which are held by direct or indirect participants in The Depository
                                    Trust Company through certificateless
                                    depositary interests are shown on, and
                                    transfers of the outstanding notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                                    If you are a holder of an outstanding note held in the form of a book-entry interest and you wish to tender your outstanding notes for exchange pursuant to the exchange offer, you must transmit to First Union National Bank, as exchange agent, on or prior to the expiration of the exchange offer either:

                                    /bullet/ a written or facsimile copy of a
                                             properly completed and executed
                                             letter of transmittal and all other
                                             required documents to the address
                                             set forth on the cover page of the
                                             letter of transmittal; or

                                    /bullet/ a computer-generated message
                                             transmitted by means of DTC's
                                             Automated Tender Offer Program
                                             system and forming a part of a
                                             confirmation of book-entry transfer
                                             in which you acknowledge and agree
                                             to be bound by the terms of the
                                             letter of transmittal.

                                    The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                                    /bullet/ a timely confirmation of book-entry
                                             transfer of your outstanding notes
                                             into the exchange agent's account
                                             at DTC, in accordance with the
                                             procedure for book-entry transfers
                                             described in this prospectus under
                                             the heading "The Exchange
                                             Offer--Book-Entry Transfer," or

                                    /bullet/ the documents necessary for
                                             compliance with the guaranteed
                                             delivery procedures described
                                             below.

                                    A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                                    (1)      the registered notes to be acquired
                                             by you in the exchange offer are
                                             being acquired in the ordinary
                                             course of your business;

                                    (2)      you do not have an arrangement or
                                             understanding with any person to
                                             participate in the distribution of
                                             the registered notes; and

                                    (3)      you do not have an arrangement or
                                             understanding with any person to
                                             participate in the distribution of
                                             the registered notes; and

                                    (4)      you are not an affiliate of ours.

Procedures for Tendering
  Certificated Outstanding
   Notes..........................  If you are a holder of book-entry interests in the outstanding notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "The Exchange
                                    Offer--Procedures for Tendering--Book-Entry
                                    Interests." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated outstanding notes prior to the expiration of the exchange offer, you must tender your certificated outstanding notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer-- Procedures for
                                    Tendering--Certificated Outstanding Notes."

Special Procedures for
  Beneficial Owners.............    If you are the beneficial owner of
                                    outstanding notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your outstanding notes, you should promptly contact the person in whose name your initial notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name your outstanding notes are registered. The transfer of registered ownership may take considerable time and it may not be possible to complete prior to the expiration date.

Guaranteed Delivery Procedures...   If you wish to tender your outstanding notes
                                    and your outstanding notes are not
                                    immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent, or you cannot complete the procedure for book-entry transfer, then prior to the expiration date you must tender your outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for
                                    Tendering--Guaranteed Delivery Procedures."

Acceptance of Outstanding Notes
 and Delivery of Registered Notes...Except under the circumstances described above under "Conditions to the Exchange
                                    Offer," we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will deliver the registered notes promptly following the expiration date. If we do not accept any of your outstanding notes for exchange we will return them to you as promptly as practicable after the expiration or termination of the exchange offer without any expense to you.

Interest on the Registered Notes
  and the Outstanding Notes.......  Interest on your registered notes will accrue from the date of the original
                                    issuance of the outstanding notes or from the date of the last periodic payment of interest on the outstanding notes, whichever is later. Interest will not be paid on outstanding notes that are tendered and accepted for exchange.

Exchange Agent....................  First Union National Bank is serving as the exchange agent in connection with the
                                    exchange offer.

Use of Proceeds.................... We will not receive any cash proceeds from the issuance of the registered notes in the exchange offer.

Consequences of Failure to
  Exchange......................... Outstanding notes that are not tendered or that are tendered but not accepted will
                                    continue to be subject to the existing
                                    restrictions on transfer provided in the outstanding notes and in the indenture.

Federal Income Tax Consequences.... The exchange of the outstanding notes generally will not be a taxable exchange for federal income tax purposes.

                          TERMS OF THE REGISTERED NOTES

Issuer............................  International Speedway Corporation.

Registered Notes Offered..........  $225,000,000 aggregate principal amount of
                                    Registered 7.875% Senior Notes due 2004. The registered notes will evidence the same debt as the outstanding notes and will be issued under, and entitled to the benefits of, the same indenture. The terms of the registered notes are the same as the terms of the outstanding notes in all material respects except that the registered notes:

                                    /bullet/ have been registered under the
                                             Securities Act;

                                    /bullet/ do not include rights to
                                             registration under the Securities
                                             Act; and

                                    /bullet/ do not contain transfer
                                             restrictions applicable to the
                                             outstanding notes.

Maturity Date.....................  October 15, 2004.

Interest..........................  Interest on the registered notes will accrue at a fixed annual rate of 7.875%, and will be payable on April 15 and October 15 of each year, commencing April 15, 2000.

Guarantees........................  The registered notes will be guaranteed on an unsecured basis by all of our
                                    subsidiaries that are guarantors in respect of our senior revolving credit facility as of the date of the indenture. In addition, if any subsidiary of ours which is not already a guarantor becomes a guarantor in respect of our senior revolving credit facility, we will cause such subsidiary to enter into a supplemental indenture to the indenture pursuant to which that subsidiary shall agree to guarantee our obligations under the registered notes.

Ranking...........................  The registered notes will be senior unsecured obligations and will rank equally with all of our other senior unsecured and unsubordinated indebtedness, including borrowings under our senior credit facility.

Optional Redemption...............  The registered notes will be redeemable in whole or in part, at our option, at any
                                    time. We will pay a redemption price which is described under the heading "Description of the Registered Notes--Optional Redemption." We will also pay accrued and unpaid interest to the redemption date.

Certain Covenants.................  The indenture for the registered notes limits our ability and the ability of our restricted subsidiaries to:

                                    /bullet/ incur liens;
                                    /bullet/ enter into sale and leaseback
                                             transactions; or
                                    /bullet/ consolidate with or merge into, or
                                             convey, transfer or lease all or
                                             substantially all of our and our
                                             subsidiaries' assets to any person.

                                    All of these limitations are subject to a number of important qualifications described under the headings "Description of the Registered Notes--Restrictive Covenants and--Consolidation, Merger and Sale of Assets."

Registration Rights...............  Holders of registered notes are not entitled to any registration rights with respect to the registered notes.

                                  RISK FACTORS

         We urge you to read carefully the risk factors beginning on page 15 for a discussion of factors you should consider before exchanging your outstanding notes for registered notes.

                          SUMMARY FINANCIAL INFORMATION

                                                                                                           PRO FORMA
                                                             PRO FORMA                                    NINE MONTHS
                                        YEAR ENDED           YEAR ENDED            NINE MONTHS               ENDED
                                       NOVEMBER 30,          NOVEMBER 30,         ENDED AUGUST 31,         AUGUST 31,
                               --------------------------    -----------    --------------------------    -----------
                                   1997          1998          1998(1)          1998           1999         1999(1)
                               -----------    -----------    -----------    -----------    -----------    -----------
INCOME STATEMENT DATA:
Revenues:
   Admissions, net             $    69,487    $    86,946    $   142,555    $    54,432    $    90,136    $   124,460
   Motorsports related              46,650         71,793        117,857         50,104         72,805        101,878
     income(2)
   Food, beverage and
     merchandise income             23,408         28,597         58,168         18,666         29,913         50,601
   Other income                      1,829          1,632          1,632          1,095          1,243          1,243
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total revenues              141,374        188,968        320,212        124,297        194,097        278,182

Expenses:
   Direct expenses:
    Prize and point fund
    monies and NASCAR
     sanction fees                  20,567         28,767         44,287         19,727         28,252         39,535
    Motorsports related
     expenses                       23,075         33,283         61,405         22,119         32,458         48,658
    Food, beverage and
     merchandise expenses           13,435         15,025         35,942         10,396         15,995         30,367
   General and administrative
     expenses                       29,486         37,842         60,542         26,365         36,814         57,312
   Depreciation and
    amortization                     9,910         13,137         38,671          9,593         13,936         31,778
                               -----------    -----------    -----------    -----------    -----------    -----------
       Total expenses               96,473        128,054        240,847         88,200        127,455        207,650
                               -----------    -----------    -----------    -----------    -----------    -----------
Operating income                    44,901         60,914         79,365         36,097         66,642         70,532
Interest income                      3,196          4,414          2,260          2,531          6,783          5,311
Interest expense                      (509)          (582)       (13,261)          (518)        (2,511)       (10,821)
Equity in net income (loss)
   from equity investments             366           (905)          (124)          (111)        (1,472)          (389)
Minority interest                       --             --            320             --             77            398
Gain on sale of equity
investment                              --          1,245          2,353          1,245             --             --
                               -----------    -----------    -----------    -----------    -----------    -----------
Income before income taxes          47,954         65,086         70,913         39,244         69,519         65,031
Income taxes                        18,158         24,894         32,779         14,993         27,101         28,253
                               -----------    -----------    -----------    -----------    -----------    -----------
Net income                     $    29,796    $    40,192    $    38,134    $    24,251    $    42,418    $    36,778
                               ===========    ===========    ===========    ===========    ===========    ===========
OTHER FINANCIAL DATA:
EBITDA(3)                      $    54,811    $    74,051    $   118,036    $    45,690    $    80,578    $   102,310
EBITDA margin                         38.8%          39.2%          36.9%          36.8%          41.5%          36.8%
Capital expenditures           $    38,627    $    71,858    $   106,901    $    37,667    $    75,387    $   104,798
Ratio of earnings to fixed
   charges(4)                         73.0x          86.3x           5.9x          60.9x          16.3x           5.7x

PRO FORMA RATIOS:
EBITDA to interest expense              --             --           8.9x             --             --             --
Total debt to EBITDA                    --             --           1.7x             --             --             --

SELECTED OPERATING DATA:

Total admissions                 1,416,618      1,730,533      3,104,074            N/A            N/A            N/A
Number of major events(5)               18             18             36             12             15             29

                                                      AUGUST 31, 1999
                                                ---------------------------
                                                ACTUAL       AS ADJUSTED(6)
                                                ------       --------------
BALANCE SHEET DATA:                                  (IN THOUSANDS)
Working capital (deficit)................... $  (42,955)        $      918
Total assets................................  1,388,586          1,432,459
Total debt..................................    285,725            334,725
Total shareholders' equity..................    887,986            887,986

-----------------------
(1) Gives effect to the Penske Acquisition as if it had occurred as of the beginning of the period presented. For additional information, see "Pro Forma Financial Data."
(2) Primarily includes television and radio broadcast rights fees, promotion and sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating), advertising revenues, royalties from licenses of our trademarks, and track rentals.
(3) EBITDA means operating income before depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with United States generally accepted accounting principles ("GAAP"). While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies since all companies do not calculate this non-GAAP measure in the same fashion.
(4) For the purpose of computing this ratio, earnings consist of income before income taxes and fixed charges (such fixed charges have been adjusted to exclude capitalized interest). Fixed charges consist of interest expense, including capitalized expense, amortization of loan expense related to long-term debt and the estimated interest component of rent expense.
(5) Major events mean our NASCAR Winston Cup Series, NASCAR Busch Grand National Series, NASCAR Craftsman Truck Series and CART FedEx Championship Series events.
(6) Gives effect to the application of the net proceeds of the sale of the outstanding notes as if it had occurred as of August 31, 1999.

                                  RISK FACTORS

         You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus before participating in the exchange offer. Among the factors that may adversely affect an investment in the notes are the following:

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL POSITION, RESULTS OF OPERATIONS AND PROSPECTS AND PREVENT US FROM FULFILLING OUR DEBT OBLIGATIONS.

         We have a significant amount of debt and leverage. On a pro forma basis as of and for the nine months ended August 31, 1999, after giving effect to sale of the outstanding notes, the Penske Acquisition and the acquisition of RIR:

         /bullet/ our total debt outstanding was approximately $494.7 million;

         /bullet/ our pro forma interest expense was approximately $25.5 million;

         /bullet/ our total shareholders' equity was approximately $888.0 million; and

         /bullet/ the sufficiency of our earnings available to cover fixed charges was approximately 2.7 to 1.

         As of January 4, 2000, we had approximately $90 million of current availability for borrowings under our senior revolving credit facility.

SUBORDINATION OF THE NOTES AND GUARANTEES MAY LIMIT PAYMENTS ON THE NOTES.

         The notes are our unsecured senior obligations, ranking equally with all of our other unsecured and unsubordinated indebtedness which may be outstanding from time to time, including borrowings under our senior credit facility. The indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. The subsidiary guarantees for the notes are unsecured obligations of each subsidiary guarantor and rank equally in right of payment with all senior indebtedness of that subsidiary guarantor and senior in right of payment to all subordinated indebtedness of that subsidiary guarantor. Thus, the subsidiary guarantees are effectively subordinated to secured indebtedness of the subsidiary guarantor with respect to the assets securing that indebtedness.

OUR INABILITY TO INTEGRATE SUCCESSFULLY THE OPERATIONS OF PENSKE MOTORSPORTS WITH OUR BUSINESS COULD NEGATIVELY IMPACT US.

         There can be no assurance that we will integrate successfully the operations of Penske Motorsports with our business. The full benefits of our business combination with Penske Motorsports will require the integration of administrative, finance, sales and marketing organizations, and the implementation of appropriate operational, financial, and management systems and controls. The integration of different businesses is a detailed and time-consuming process and we have no experience in integrating an acquisition on the scale of the Penske Acquisition. Our inability to achieve expected cost savings and synergies or to otherwise integrate successfully the operations of Penske Motorsports could have a material adverse effect on us. The Penske Acquisition involves other special risks, including:

         /bullet/ diversion of management attention;

         /bullet/ the incurrence of significant non-recurring expenses related to the transaction;

         /bullet/ difficulties in improving the operations, technologies and services of Penske Motorsports; and

         /bullet the risk of entering into markets or services where we have limited direct prior experience.

OUR SUCCESS DEPENDS ON OUR RELATIONSHIPS WITH NASCAR AND CART.

         Our success has been and will remain dependent on maintaining a good working relationship with NASCAR, the sanctioning body for NASCAR's Winston Cup Series, Busch Grand National Series and Craftsman Truck Series, and CART, the sanctioning body for the FedEx Championship Series. For the 1999 racing season, we had sanctioning agreements to promote and market:

         /bullet/ 16 NASCAR Winston Cup Series events;

         /bullet/ 12 NASCAR Busch Grand National Series events;

         /bullet/ 6 NASCAR Craftsman Truck Series events; and

         /bullet/ 4 CART FedEx Championship events.

         Neither NASCAR nor CART is required to continue to enter into, renew or extend sanctioning agreements with us to promote any existing event. Moreover, although our general growth strategy includes the possible development and/or acquisition of additional motorsports facilities, it cannot be assured that any sanctioning body, including NASCAR or CART, will enter into sanctioning agreements with us to promote races at our new facilities. Failure to obtain a sanctioning agreement for a major NASCAR or CART event could negatively affect us. Similarly, neither NASCAR nor CART is obligated to modify their race schedules to allow us to more efficiently schedule our races. In addition, by sanctioning an event, neither NASCAR nor CART warrants, either expressly or by implication, nor are they responsible for, the financial or other success of the sanctioned event or the number or identity of vehicles or competitors participating in the event.

CERTAIN OF OUR SENIOR EXECUTIVES MAY HAVE POTENTIAL CONFLICTS OF INTEREST.

         William C. France and James C. France own NASCAR, and each of them, as well as our General Counsel, spend part of their time on NASCAR's business. Similarly, Gregory W. Penske, our new Senior Vice President -- Western Operations, will not devote all his time to our affairs. Each of these individuals spends substantial time on our business and all of our other executive officers are available to us on a substantially full-time basis. In addition, we strive to ensure, and our management believes, that the terms of our transactions with NASCAR are no less favorable to us than those which could be obtained in arms-length negotiations. Nevertheless, certain potential conflicts of interest between us and NASCAR exist with respect to, among other things:

         /bullet/ the terms of any sanctioning agreements that may be awarded to us by NASCAR;

         /bullet/ the amount of time devoted by the employees mentioned above and certain other of our employees to NASCAR's affairs; and

         /bullet/ the amounts charged or paid to NASCAR for office rental, transportation costs, shared executives, administrative expenses and similar items.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT THE AVAILABILITY OF SPONSORSHIPS AND ADVERTISING.

         The motorsports industry generates significant recurring revenue from the promotion, sponsorship and advertising of various companies and their products. Actual or proposed government regulation can negatively impact the availability to the motorsports industry of this promotion, sponsorship and advertising revenue. Advertising by the tobacco and alcoholic beverage industries is generally subject to greater governmental regulation than advertising by other sponsors of our events. In the past few years there have been several unsuccessful governmental attempts to impose restrictions on the advertising and promotion of cigarettes and smokeless tobacco, including sponsorship of motorsports activities. If successfully implemented, these regulatory efforts would have prohibited the present practice of tobacco brand name sponsorship of, or identification with, motorsports events, entries and teams. At this point, the ultimate outcome of these or future government regulatory and legislative efforts to regulate the advertising and promotion of cigarettes and smokeless tobacco is uncertain and the impact, if any, on the motorsports industry or us is unclear. Major United States companies in the tobacco industry have entered into various agreements with the Attorneys General of all 50 states to settle certain state-initiated litigation against the tobacco industry. These settlement agreements will, among other things, place limits upon the sponsorship of motorsports activities by the tobacco industry. The actual impact of these settlement agreements upon us has not yet been determined. We are not aware of any proposed governmental regulation which would materially limit the availability to motorsports of promotion, sponsorship or advertising revenue from the alcoholic beverage industry. The combined advertising and sponsorship revenue from the tobacco and alcoholic beverage industries accounted for less than 2% of our pro forma fiscal 1998 revenues. In addition, the tobacco and alcoholic beverage industries provide financial support to the motorsports industry through, among other things, their purchase of advertising time, their sponsorship of racing teams and their sponsorship of racing series such as NASCAR's Winston Cup and Busch Grand National Series.

WE ARE SUBJECT TO LEGAL PROCEEDINGS.

         We and certain of our subsidiaries, including certain former Penske Motorsports' subsidiaries, are parties to legal proceedings alleging price-fixing activities in connection with the sale of souvenirs and merchandise. While we dispute the allegations, neither the cost of defending the suits nor the potential damages or other remedies for which we might be liable is insured. Recently, the parties entered into confidential memoranda of understanding to completely settle the legal proceedings, without any admission of wrongdoing on our or our subsidiaries' part. Under the terms of these memoranda of understanding (which have been filed under seal with the applicable courts), we and our subsidiaries have agreed to pay approximately $4.6 million in cash and to distribute souvenir merchandise discount coupons to settle with classes which would encompass all purchasers of souvenirs and merchandise at NASCAR Winston Cup Series events during the period from January 1, 1991 to the present. The parties are in the process of attempting to agree on the terms of formal settlement agreements, including the terms of the coupon program. These settlement agreements will then be subject to review and approval by both the state and federal courts. There is no assurance that the parties will enter into a definitive settlement agreement or the courts will approve any such settlement agreement. In the event the parties are not able to settle the suits, we intend to resume vigorously defending against them. Our management is not presently able to predict the outcome of these suits, and there can be no assurance that the defense of the suits, or a possible negative resolution, will not require material expenditures by us.

         In connection with Penske Motorsports' acquisition of North Carolina Speedway in 1997, certain of the North Carolina Speedway stockholders (constituting more than 5% of the North Carolina Speedway shares outstanding prior to the acquisition) exercised their right under North Carolina law to dissent to the price paid for the common stock of North Carolina Speedway. These dissenting stockholders were paid $16.77 per share. These dissenters have requested $55.00 per share and have sued Penske Motorsports, Penske Acquisition, Inc. and North Carolina Speedway in North Carolina Superior Court, Mecklenburg County, North Carolina. Under Penske Motorsports' agreement with Mrs. DeWitt (the former majority stockholder of North Carolina Speedway), if a dissenting stockholder, which represents more than five percent of the North Carolina Speedway stock, receives more consideration in a dissenters' action than Penske Motorsports paid in connection with the acquisition of North Carolina Speedway, all stockholders of North Carolina Speedway at the time of the acquisition, other than Penske Motorsports and its affiliates, would receive a per share amount equal to the award in dissenter's court less the per share amount paid in the acquisition ($19.61 per share to stockholders other than dissenting stockholders). Because Penske Motorsports acquired Mrs. DeWitt's shares prior to the completion of this acquisition, Mrs. DeWitt would not be entitled to receive additional consideration for her shares. A negative decision with respect to the dissenters' proceeding could materially increase the purchase price paid for North Carolina Speedway by Penske Motorsports, which we would have to pay. Our management is not presently able to predict the outcome of this suit, and there can be no assurance that the defense of this suit, or a possible negative resolution, will not require material expenditures by us.

BAD WEATHER COULD ADVERSELY AFFECT US.

         We promote outdoor motorsports events. Weather conditions affect sales of, among other things, tickets, food, drinks and souvenirs at these events. Poor weather conditions could have a material negative effect on us.

WE MAY BE HELD LIABLE FOR PERSONAL INJURIES.

         Motorsports can be dangerous to participants and to spectators. We maintain insurance policies that provide coverage within limits that we believe should generally be sufficient to protect us from a large financial loss due to liability for personal injuries sustained by persons on our property in the ordinary course of our business. There can be no assurance, however, that the insurance will be adequate or available at all times and in all circumstances. Our financial condition and results of operations could be negatively affected to the extent claims and expenses in connection with these injuries are greater than the amount of money that can be recovered from insurance.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

         As an entertainment company, our racing events face competition from other spectator-oriented sporting events and other leisure, entertainment and recreational activities, including professional football, basketball and baseball. As a result, our revenues will be affected by the general popularity of motorsports, the availability of alternative forms of recreation and changing consumer preferences. Management believes that the primary elements of competition in attracting motorsports spectators and corporate sponsors to a racing event and facility are the type and caliber of promoted racing events, facility location, sight lines, pricing and customer conveniences that contribute to a total entertainment experience. Many sports and entertainment businesses have resources that exceed ours.

WE ARE SUBJECT TO ENVIRONMENTAL AND LAND USE LAWS.

         We believe that our operations are in substantial compliance with all applicable federal, state and local environmental laws and regulations. Nonetheless, if damage to persons or property or contamination of the environment is determined to have been caused or exacerbated by the conduct of our business or by pollutants, substances, contaminants or wastes used, generated or disposed of by us, we may be held liable for such damage and may be required to pay the cost of investigation and/or remediation of such contamination or any related damage. The amount of such liability as to which we are self-insured could be material. State and local laws relating to the protection of the environment can also include noise abatement laws that may be applicable to our racing events. Changes in the provisions or application of federal, state or local environmental laws, regulations or requirements, or the discovery of theretofore unknown conditions, could also require additional material expenditures by us.

WE COULD BE ADVERSELY AFFECTED BY YEAR 2000 ISSUES.

         The Year 2000 issue is the result of computer programs and other business systems being written using two digits rather than four to represent the year. Many of our time sensitive applications and business systems and those of our business partners may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in system failure or disruption of operations. The Year 2000 problem will impact us and our business partners.

         An assessment of our Year 2000 exposure related to our information technology systems has been made and the plans to resolve the related issues have been implemented. All of our major information technology systems have been updated or replaced with applications that are Year 2000 compliant in the normal course of business.

         We have performed an evaluation of our non-information technology systems, such as elevators, heating and air-conditioning systems, etc., with date sensitive software and embedded microprocessors that may be affected by the Year 2000 issue. Current estimates of the costs of correcting or replacing critical non-information technology systems indicate that these costs will not be material to us.

         We developed and implemented a plan of communication with significant business partners in an attempt to identify and minimize disruptions to our operations resulting from the Year 2000 issue. Although the responses of our significant business partners have been favorable, there can be no certainty that the computer programs and business systems of third parties on which we rely will not have an adverse effect on our operations. However, because of the nature of our business, we believe at this time that a failure of our vendors, sponsors or customers to resolve issues involving the Year 2000 problem will not be material to us.

         We have completed all of our Year 2000 preparation and, at this time believe that we have satisfactorily resolved all significant Year 2000 problems. Total actual and estimated costs to correct the identified potential problems related to the Year 2000 indicate that these costs will not exceed $600,000. Estimates of Year 2000 related costs are based on numerous assumptions, including the continued availability of certain resources, the ability to correct all relevant information and non-information technology systems and third party modification plans. There is no assurance that the estimates will be achieved and actual costs could differ materially from those anticipated. Although we have dedicated substantial resources towards attaining Year 2000 readiness, there is no assurance that we have been successful in identifying and resolving all Year 2000 readiness issues.

FRAUDULENT CONVEYANCE CONSIDERATIONS COULD VOID THE GUARANTEES FOR THE NOTES.

         Various fraudulent conveyance laws have been enacted for the protection of creditors. A court may use those laws to subordinate or void the guarantees of the notes issued by any of our subsidiaries. A court could void or subordinate the guarantees by any of our subsidiaries in favor of that subsidiary's other debts or liabilities to the extent that the court determined either of the following were true at the time the subsidiary issued the guarantee:

         /bullet/ that the subsidiary issued the guarantee with the intent to hinder, delay or defraud any of its present or future creditors or the subsidiary contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of others; or

         /bullet/ that the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the guarantee and, at the time it issued the guarantee, the subsidiary:

                  /bullet/ was insolvent or rendered insolvent by reason of the issuance of the guarantee;

                  /bullet/ was engaged or about to engage in a business or
                           transaction for which the remaining assets of the subsidiary constituted unreasonably small capital; or

                  /bullet/ intended to incur, or believed it would incur, debts beyond its ability to pay its debts as they matured.

Among other things, a legal challenge of a subsidiary's guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of our issuance of the notes. To the extent a subsidiary's guarantee of the notes is voided as a result of fraudulent conveyance or held unenforceable for any other reason, you would cease to have any claim in respect of that guarantee and would be creditors solely of us and any subsidiaries whose guarantees were not voided.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE REGISTERED NOTES, AND WE CANNOT ASSURE YOU THAT A MARKET FOR THE REGISTERED NOTES WILL DEVELOP IN THE FUTURE.

         If such a market were to develop, the registered notes could trade at prices that are higher or lower than the initial offering prices depending on many factors, including:

                  /bullet/ the number of holders of the notes;

                  /bullet/ the overall market for similar securities;

                  /bullet/ our financial performance and prospects; and

                  /bullet/ prospects for companies in our industry generally.

The initial purchasers of the outstanding notes have informed us that they currently intend to make a market in the registered notes. However, the initial purchasers have no obligation to do so and may discontinue making a market at any time without notice. Therefore, we cannot assure you as to the liquidity of any trading market for the registered notes. We do not intend to apply (and are not obligated to apply) for listing of the registered notes on any securities exchange or any automated quotation system.

SOME PERSONS WHO PARTICIPATE IN THIS EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE REGISTERED NOTES.

         Based on no-action letters issued by the staff of the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the registered notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the prospectus delivery requirements of the Securities Act to transfer your registered notes. In these instances, if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your registered notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer. In consideration for issuing the registered notes as contemplated in this prospectus, we will receive in exchange the outstanding notes in like principal amount. The outstanding notes surrendered in exchange for the registered notes will be retired and canceled and cannot be reissued. The issuance of the registered notes will not result in any increase in our indebtedness.

                                 CAPITALIZATION

         The following table sets forth as of August 31, 1999:

                  /bullet/ our historical capitalization which gives effect to the Penske Acquisition; and

                  /bullet/ our pro forma capitalization, as adjusted to give effect to the application of the net proceeds from our issuance of the outstanding notes.

         The table should be read in conjunction with "Selected Financial Data," "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere and incorporated by reference in this prospectus.


                                                                      AUGUST 31, 1999
                                                                 -------------------------
                                                                   ACTUAL      AS ADJUSTED
                                                                 -----------   -----------
                                                                      (IN THOUSANDS)
Cash, cash equivalents and short-term investments .............  $    59,791   $   103,664
                                                                 ===========   ===========
Long-term debt(1):
   Notes payable ..............................................  $     5,550   $     5,550
   Credit facilities ..........................................      180,500         4,500
   TIF bond debt service funding commitment (net of discount of
     $1,665) ..................................................       69,675        69,675
   Term debt ..................................................       30,000        30,000
   Senior notes due 2004 ......................................           --       225,000
                                                                 -----------   -----------
     Total long-term debt .....................................  $   285,725   $   334,725
                                                                 -----------   -----------
Shareholders' equity:
   Class A Common Stock, $.01 par value, 80,000,000 shares
     authorized; 22,774,872 shares issued and outstanding .....  $       228   $       228
   Class B Common Stock, $.01 par value, 40,000,000 shares
     authorized; 30,349,841 shares issued and outstanding .....          303           303
   Additional paid-in capital .................................      687,321       687,321
   Retained earnings ..........................................      202,237       202,237
   Unearned compensation-restricted stock(2) ..................       (2,103)       (2,103)
                                                                 -----------   -----------
     Total shareholders' equity ...............................      887,986       887,986
                                                                 -----------   -----------
     Total capitalization .....................................  $ 1,173,711   $ 1,222,711
                                                                 ===========   ===========

---------------
(1)  Includes current maturities.

(2) See Note 11 to our Consolidated Financial Statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended November 30, 1998 on file with the SEC. See "Documents Incorporated By Reference" and "Where You Can Find More Information" on page 74.

                             SELECTED FINANCIAL DATA

         The following selected financial data as of and for each of the fiscal years ended August 31, 1994 through 1996, the three months ended November 30, 1996, and the fiscal years ended November 30, 1997 and 1998 have been derived from our Consolidated Financial Statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended November 30, 1998 on file with the SEC. See "Documents Incorporated By Reference" and "Where You Can Find More Information" on page 74. The selected financial data for the twelve months ended November 30, 1996 and as of and for the nine months ended August 31, 1998 and 1999 have been derived from our unaudited financial statements which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended August 31, 1999 are not necessarily indicative of results for the full year.

                                                                                THREE         TWELVE
                                                                                MONTHS         MONTHS
                                                                                 ENDED          ENDED
                                             YEAR ENDED AUGUST 31, (1)          NOV. 30,        NOV. 30,
                                     ---------------------------------------   -----------    -----------
                                         1994          1995          1996        1996(1)        1996(1)
                                     -----------   -----------   -----------   -----------    -----------
                                                                          (IN THOUSANDS)

INCOME STATEMENT DATA:
Revenues:
  Admissions, net .................  $    36,935   $    43,274   $    50,140   $     4,191    $    50,705
  Motorsports related income(2) ...       18,764        24,033        27,433         3,972         28,376
  Food, beverage and merchandise
    income.........................       12,291        14,442        17,505         1,943         17,723
  Other income ....................          943           423           964           390          1,192
                                     -----------   -----------   -----------   -----------    -----------
     Total revenues ...............       68,933        82,172        96,042        10,496         97,996

Expenses:
  Direct expenses:
   Prize and point fund monies
     and NASCAR sanction fees .....        9,412        11,765        13,865         1,301         13,724
   Motorsports related expenses ...       11,470        11,604        15,336         2,814         16,384
   Food, beverage and merchandise
     expenses .....................        7,867         8,107        10,278         1,536         10,559
  General and administrative ......       14,307        18,202        20,930         5,057         21,721
    expenses

  Depreciation and amortization ...        3,828         4,798         6,302         2,353          7,368
                                     -----------   -----------   -----------   -----------    -----------
     Total expenses ...............       46,884        54,476        66,711        13,061         69,756
                                     -----------   -----------   -----------   -----------    -----------
Operating income (loss) ...........       22,049        27,696        29,331        (2,565)        28,240
Interest income ...................          972         1,436           872           330            912
Interest expense ..................           --            --            --           (69)           (69)
Equity in net income (loss) from
  equity investments ..............          207           285         1,441          (304)         1,291
Minority interest .................           --            --            --            --             --
Gain on sale of equity investment .           --            --            --            --             --

                                     -----------   -----------   -----------   -----------    -----------
Income (loss) before income taxes .       23,228        29,417        31,644        (2,608)        30,374
Income taxes (benefit) ............        8,662        11,054        11,963          (741)        11,540
                                     -----------   -----------   -----------   -----------    -----------
Net income (loss) .................  $    14,566   $    18,363   $    19,681   $ (1,867)      $    18,834
                                     ===========   ===========   ===========   ===========    ===========
OTHER FINANCIAL DATA:

EBITDA(3) .........................  $    25,877   $    32,494   $    35,633   $      (212)   $    35,608
EBITDA margin .....................         37.5%         39.5%         37.1%         (2.0)%         36.3%
Capital expenditures ..............  $    19,729   $    16,831   $    34,784   $    14,864    $    41,622
Ratio of earnings to fixed ........       325.2x        435.8x        432.5x            (4)        213.3x
charges(4)

SELECTED OPERATING DATA:
Total admissions ..................      848,134       985,739     1,028,970           N/A           N/A
Number of major events(5) .........           12            12            13             1             12

BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit) .........  $    11,839      $ 20,821   $    (6,751)  $    52,922    $    52,922
Total assets ......................       96,401       119,571       152,791       234,069        234,069
Total debt ........................           --            --            --            --             --
Total shareholders' equity ........       68,277        85,247       106,667       179,289        179,289







                                                                          NINE MONTHS
                                             YEAR ENDED                     ENDED
                                            NOVEMBER 30,                   AUGUST 31,
                                    --------------------------     -------------------------
                                        1997           1998           1998            1999
                                    -----------     ----------     ----------     ----------


INCOME STATEMENT DATA:
Revenues:
  Admissions, net ................. $    69,487    $    86,946    $    54,432    $    90,136
  Motorsports related income(2) ...      46,650         71,793         50,104         72,805
  Food, beverage and merchandise
    income.........................      23,408         28,597         18,666         29,913
  Other income ....................       1,829          1,632          1,095          1,243
                                    -----------     ----------     ----------     ----------
     Total revenues ...............     141,374        188,968        124,297        194,097

Expenses:
  Direct expenses:
   Prize and point fund monies
     and NASCAR sanction fees .....      20,567         28,767         19,727         28,252
   Motorsports related expenses ...      23,075         33,283         22,119         32,458
   Food, beverage and merchandise
     expenses .....................      13,435         15,025         10,396         15,995
  General and administrative ......      29,486         37,842         26,365         36,814
    expenses

  Depreciation and amortization ...       9,910         13,137          9,593         13,936
                                    -----------     ----------     ----------     ----------
     Total expenses ...............      96,473        128,054         88,200        127,455
                                    -----------     ----------     ----------     ----------
Operating income (loss) ...........      44,901         60,914         36,097         66,642
Interest income ...................       3,196          4,414          2,531          6,783
Interest expense ..................        (509)          (582)          (518)        (2,511)
Equity in net income (loss) from
  equity investments ..............         366           (905)          (111)        (1,472)
Minority interest .................          --             --             --             77
Gain on sale of equity investment .          --          1,245          1,245             --

                                    -----------     ----------     ----------     ----------
Income (loss) before income taxes .      47,954         65,086         39,244         69,519
Income taxes (benefit) ............      18,158         24,894         14,993         27,101
                                    -----------     ----------     ----------     ----------
Net income (loss) ................. $    29,796     $   40,192         24,251    $    42,418
                                    ===========     ==========     ==========     ==========
OTHER FINANCIAL DATA:

EBITDA(3) ......................... $     54,811  $     74,051    $    45,690    $    80,578
EBITDA margin .....................        38.8%          39.2%          36.8%          41.5%
Capital expenditures .............. $    38,627   $     71,858    $    37,667    $    75,387
Ratio of earnings to fixed ........       73.0x          86.3x          60.9x          16.3x
charges(4)

SELECTED OPERATING DATA:
Total admissions ..................   1,416,618      1,730,533            N/A            N/A
Number of major events(5) .........          18             18             12             15

BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit) ......... $   (24,976)  $     27,490    $    93,736    $   (42,955)
Total assets ......................     302,823        476,818        471,380      1,388,586
Total debt ........................      14,302          3,373          4,431        285,725
Total shareholders' equity ........     209,907        366,855        350,741        887,986


(1) We changed our fiscal year end to November 30 effective December 1, 1996. This resulted in a three-month transition period commencing September 1, 1996 and ending November 30, 1996. The unaudited results of the 12-month period November 30, 1996 are presented for the purpose of comparison to the fiscal year ended November 30, 1997.

(2) Primarily includes television and radio broadcast rights fees, promotion and sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating), advertising revenues, royalties from licenses of our trademarks, and track rentals.

(3) EBITDA means operating income before depreciation and amortization. EBITDA is a measure commonly used by the financial community but is not prepared in accordance with GAAP. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, operating income, net income, cash flows provided by operating activities and other measures of financial performance prepared in accordance with United States generally accepted accounting principles. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies since all companies do not calculate this non-GAAP measure in the same fashion.

(4) For the purpose of computing this ratio, earnings consist of income before income taxes and fixed charges (such fixed charges have been adjusted to exclude capitalized interest). Fixed charges consist of interest expense, including capitalized expense, amortization of loan expense related to long-term debt and the estimated interest component of rent expense. The deficiency of earnings available to cover fixed charges for the three months ended November 30, 1996 was approximately $2.3 million.

(5) Major events mean our NASCAR Winston Cup Series, NASCAR Busch Grand National Series and NASCAR Craftsman Truck Series events.

                            PRO FORMA FINANCIAL DATA

         The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical consolidated statements of income of International Speedway and Penske Motorsports to give effect to the Penske Acquisition, using the purchase method of accounting for a business combination. Our unaudited pro forma condensed consolidated statements of income for the nine months ended August 31, 1999 and for the year ended November 30, 1998 assume the Penske Acquisition was effected as of the beginning of each period presented.

         The fiscal year-ends of International Speedway and Penske Motorsports occur at different dates. International Speedway's fiscal year-end is November 30 and Penske Motorsports' fiscal year-end was December 31. Our unaudited pro forma condensed consolidated statements of income have been prepared by combining the following periods of operations of International Speedway and Penske Motorsports:

 PRO FORMA PERIOD         INTERNATIONAL SPEEDWAY            PENSKE MOTORSPORTS
 ----------------         ----------------------            ------------------

Nine months ended            Nine months ended              Nine months ended
 August 31, 1999              August 31, 1999                August 31, 1999

   Year ended                   Year ended                     Year ended
November 30, 1998             November 30, 1998             December 31, 1998

         Prior to consummation of the Penske Acquisition, each of International Speedway and Penske Motorsports owned 45% of Homestead-Miami Speedway ("Homestead-Miami") and each entity recorded its respective investment using the equity method of accounting. For purposes of pro forma presentations, Homestead-Miami's historical statements of income for the nine months ended August 31, 1999, and the year ended December 31, 1998, have been combined with Penske Motorsports' historical financial information.

         The following unaudited pro forma condensed consolidated financial statements have been prepared from, and should be read in conjunction with, our historical consolidated financial statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended November 30, 1998 on file with the SEC, as well as the historical consolidated financial statements of Penske Motorsports, which are incorporated by reference in this prospectus from its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 on file with the SEC. See "Documents Incorporated by Reference" and "Where You Can Find More Information" on page 74. The following unaudited pro forma condensed consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the Penske Acquisition occurred at the dates indicated, nor are they necessarily indicative of our future operating results as a combined company.


                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED AUGUST 31, 1999

                                                       INTERNATIONAL       PENSKE MOTORSPORTS       PRO FORMA            PRO FORMA
                                                          SPEEDWAY        AND HOMESTEAD-MIAMI      ADJUSTMENTS             TOTAL
                                                       ------------       -------------------      -----------         ------------
                                                                    (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
REVENUES
   Admissions, net................................     $     90,136          $     34,324          $          0         $   124,460
   Motorsports related income.....................           72,805                29,073                     0             101,878
   Food, beverage and merchandise income..........           29,913                20,688                     0              50,601
   Other income...................................            1,243                     0                     0               1,243
                                                       ------------          ------------          ------------        ------------
     Total revenues...............................          194,097                84,085                     0             278,182

EXPENSES
Direct expenses:
   Prize and point fund monies and NASCAR
     sanction fees................................           28,252                11,283                     0              39,535
   Motorsports related expenses...................           32,458                16,200                     0              48,658
   Food, beverage and merchandise expenses........           15,995                14,372                     0              30,367
   General and administrative expenses............           36,814                20,498                     0              57,312
   Depreciation and amortization..................           13,936                 9,997                 7,845(1)(2)        31,778
                                                       ------------          ------------          ------------        ------------
     Total expenses...............................          127,455                72,350                 7,845              207,650
                                                       ------------          ------------          ------------        ------------

Operating income (loss)...........................           66,642                11,735                (7,845)             70,532
Interest income...................................            6,783                   128                (1,600)(3)           5,311
Interest expense..................................           (2,511)               (3,934)               (4,376)(4)         (10,821)
Equity in net (loss) income from equity                      (1,472)               (1,443)                2,526(5)             (389)
   investments....................................
Minority interest.................................               77                     0                   321(5)              398
                                                       ------------          ------------          ------------        ------------
Income (loss) before income taxes.................           69,519                 6,486               (10,974)             65,031
Income tax expense (benefit)......................           27,101                 2,566                (1,414)(6)          28,253
                                                       ------------          ------------          ------------        ------------
Net income (loss).................................     $     42,418          $      3,920          $     (9,560)       $     36,778
                                                       ============          ============          =============       ============
Basic earnings per share..........................            $0.96                                                           $0.68
Diluted earnings per share........................            $0.96                                                           $0.68
Basic weighted average shares.....................       44,229,684                                  10,029,861(7)       54,259,545
Diluted weighted average shares...................       44,355,217                                  10,029,861(7)       54,385,078


      See accompanying notes to unaudited pro forma financial statements.


                     UNAUDITED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

                                                       INTERNATIONAL       PENSKE MOTORSPORTS       PRO FORMA            PRO FORMA
                                                          SPEEDWAY        AND HOMESTEAD-MIAMI      ADJUSTMENTS             TOTAL
                                                       ------------       -------------------      -----------         ------------
                                                                    (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
REVENUES
Admissions, net................................        $     86,946          $     55,609          $          0       $    142,555
Motorsports related income.....................              71,793                46,064                     0            117,857
Food, beverage and merchandise income..........              28,597                29,571                     0             58,168
Other income...................................               1,632                     0                     0              1,632
                                                       ------------          ------------          ------------       ------------
     Total revenues............................             188,968               131,244                     0            320,212

EXPENSES
Direct expenses:...............................
Prize and point fund monies and NASCAR sanction
   fees........................................              28,767                15,520                     0             44,287
Motorsports related expenses...................              33,283                28,122                     0             61,405
Food, beverage and merchandise expenses........              15,025                20,917                     0             35,942
General and administrative expenses............              37,842                22,700                     0             60,542
Depreciation and amortization..................              13,137                13,766                11,768(1)(2)       38,671
                                                       ------------          ------------          ------------       ------------
Total expenses.................................             128,054               101,025                11,768            240,847
                                                       ------------          ------------          ------------       ------------
Operating income (loss)........................              60,914                30,219               (11,768)            79,365
Interest income................................               4,414                   246                (2,400)(3)          2,260
Interest expense...............................                (582)               (6,111)               (6,568)(4)        (13,261)
Equity in net (loss) income from equity                        (905)               (1,382)                2,163(5)            (124)
   investments.................................
Minority interest..............................                   0                     0                   320(5)             320
Gain on sale of equity investment..............               1,245                 1,108                     0              2,353
                                                       ------------          ------------          ------------       ------------
Income (loss) before income taxes..............              65,086                24,080               (18,253)            70,913
Income tax expense (benefit)...................              24,894                10,697                (2,812)(6)         32,779
                                                       ------------                                                   ------------
Net income (loss)..............................        $     40,192          $     13,383          $    (15,441)      $     38,134
                                                       ============          ============          ============       ============
Basic earnings per share.......................               $1.00                                                          $0.76
Diluted earnings per share.....................               $1.00                                                          $0.76
Basic weighted average shares..................          40,025,643                                  10,029,861(7)      50,055,504
Diluted weighted average shares................          40,188,800                                  10,029,861(7)      50,218,661


       See accompanying notes to unaudited pro forma financial statements.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
             (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

Under the terms of the Penske Acquisition, each outstanding share of Penske Motorsports common stock, other than shares held directly or indirectly by International Speedway, was converted into the right to receive at the election of each Penske Motorsports stockholder, subject to the transaction's collar provision, (a) $15.00 in cash and $35.00 worth of International Speedway's Class A common stock (30% cash and 70% stock) or (b) $50.00 worth of International Speedway's Class A common stock.

The volume-weighted average price for International Speedway's Class A common stock during the 20-day trading period ending two trading days before the closing of the Penske Acquisition was $47.98 per share, which resulted in an exchange ratio, pursuant to the Penske Acquisition agreement, of 1.042 shares of International Speedway's Class A common stock for each of the 12,222,477 shares of Penske Motorsports common stock converted in the Penske Acquisition (total shares outstanding of 14,208,898 less treasury shares of 377,400 less 1,609,021 shares of Penske Motorsports common stock owned directly or indirectly by International Speedway).

Of such 12,222,477 shares of Penske Motorsports common stock:

/bullet/ 8,655,402 shares were converted into 30% cash and 70% stock; and

/bullet/ 3,567,075 shares were converted entirely into stock.

Accordingly, based on the exchange ratio, International Speedway issued 10,029,861 shares of Class A common stock and paid approximately $129.8 million in cash consideration in the Penske Acquisition.

         The actual costs of the Penske Acquisition are as follows:

         Cash consideration.................   $   129,848
         Stock consideration................       481,272
         Transaction costs..................         6,305
                                                -----------

         Total acquisition cost.............   $   617,425
                                                ===========

Under purchase accounting, Penske Motorsports' assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments have been determined by International Speedway based upon a preliminary valuation and are subject to adjustments based on a final valuation. These estimated fair values may not be the fair values that will ultimately be determined. The following are the pro forma adjustments made to reflect Penske Motorsports' estimated fair values assuming the Penske Acquisition was completed on August 31, 1999:

         Net assets acquired................                      $162,913
                                                ADJUSTMENT

         Track assets.......................     $ 26,500
         Intangibles - workforce............          900
         Deferred taxes.....................      (10,412)
                                                  --------
                                                                    16,988

         Goodwill...........................                       431,219
         Transaction costs..................                         6,305
                                                                    ------

         Total acquisition cost.............                      $617,425
                                                                  ========

(1) Amortization expense of $7,412 and $11,118 for the nine months ended August 31, 1999 and year ended November 30, 1998, respectively, representing amortization of the excess purchase price over the fair value of the net assets acquired (including transaction costs) of $437,524, over a period of 40 years and amortization of workforce intangibles of $900 over a period of 5 years.

(2) Depreciation expense of $433 and $650 for the nine months ended August 31, 1999, and the year ended November 30, 1998, respectively, representing additional depreciation expense that would have been recorded if the transaction had occurred as of the beginning of each period presented assuming current fair value adjustments and an average depreciable life of 30 years.

(3) Interest income foregone on the cash paid for the accelerated vesting of 464,000 Penske Motorsports employee stock options and the cancellation of those options in an amount equal to the excess of the cash/stock consideration paid in connection with the Penske Acquisition over the per share exercise price of the Penske Motorsports stock options of $11,200 in cash, cash paid for a portion of the cash consideration of $35,100, and cash paid of $1,700 for deferred financing costs at an assumed rate of 5%.

(4) Interest expense recorded on the long term debt to be borrowed for a portion of the cash consideration of $101,051, (cash consideration $129,848, transaction costs of $6,305 and cash paid $35,100) at a borrowing rate of 6.5%, inclusive of the amortization of deferred financing costs. A change in the interest rate of one-eighth of one percent (0.125%) would change interest expense by $87 for the nine months ended August 31, 1999 and $126 for the year ended November 30, 1999.

(5) To reflect the elimination of equity losses and record minority interest for those investments in the pro forma statements of income for the nine months ended August 31, 1999, and the year ended November 30, 1998.

(6) Reduction in income taxes as a result of pro forma adjustments, primarily interest expense and non-deductible amortization of intangibles.

(7) Reflects our historical basic weighted average shares outstanding and diluted weighted average shares outstanding plus the 10,029,861 shares issued by us in the Penske Acquisition.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     GENERAL

         We derive revenues primarily from (i) admissions to racing events and motorsports activities held at our facilities, (ii) revenue generated in conjunction with or as a result of motorsports events conducted at our facilities, and (iii) catering, concession and merchandise made during or as a result of such events and activities.

         "Admissions" revenue includes ticket sales from all of our events and DAYTONA USA's Track Tours and Velocitorium. Admissions revenue for racing events is recorded upon completion of the related motorsports event.

         "Motorsports related income" primarily includes television and radio broadcast rights fees, promotion and sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating), advertising revenues, royalties from licenses of the Company's trademarks, and track rentals. We currently negotiate directly with television and cable networks for coverage of substantially all of our televised motorsports events. NASCAR has announced it will retain these rights and negotiate television and ancillary media rights contracts beginning with the 2001 racing season as a result of its recent agreement with all of the television broadcasters of these events to release their contractual rights beginning with such racing season. In November 1999, NASCAR announced that it had reached an agreement on a six-year television contract with NBC Sports and Turner Sports, with the two media companies combining to develop a joint venture. In addition, NASCAR announced that it had reached an agreement on an eight-year television contract with FOX and its FX cable network. Both agreements relate solely to the domestic broadcast television rights to NASCAR's Winston Cup Series and Busch Grand National Series events, and are effective beginning with the 2001 racing season. The percentage of television broadcast rights fees that we currently retain from each contract will be the same under the future arrangement. Our revenues from corporate sponsorships are paid in accordance with negotiated contracts, with the identities of sponsors and the terms of sponsorship changing from time to time.

         "Food, beverage and merchandise income" includes revenues from concession stands, hospitality catering and direct sales of souvenirs, programs and other merchandise, fees paid by third party vendors for the right to sell souvenirs and concessions at our facilities, and the wholesale and retail sale of Good Year brand racing tires for various types of racing events.

         Expenses include (i) prize and point fund monies and NASCAR sanction fees, (ii) motorsports related expenses, which include costs of competition paid to sanctioning bodies other than NASCAR, labor, advertising and other expenses associated with the promotion of our racing events, and (iii) food, beverage and merchandise expenses, consisting primarily of labor and costs of goods sold.

         The following table sets forth, for each of the indicated periods, certain selected income statement data as a percentage of total revenues:

                                                            NINE MONTHS ENDED
                                                                AUGUST 31,
                                                         ----------------------
                                                             1998      1999
                                                         (UNAUDITED) (UNAUDITED)
                                                         ----------- ----------


Revenues:

   Admissions, net ......................................     43.8%    46.4%
   Motorsports related income ...........................     40.3     37.5
   Food, beverage and merchandise income ................     15.0     15.4
   Other income .........................................      0.9      0.7
                                                         ----------- ----------
     Total revenues .....................................    100.0%   100.0%

Expenses:

   Direct expenses:
     Prize and point fund monies and NASCAR sanction fees     15.9     14.6
     Motorsports related expenses .......................     17.8     16.7
     Food, beverage and merchandise expenses ............      8.4      8.2
   General and administrative expenses ..................     21.2     19.0
   Depreciation and amortization ........................      7.7      7.2
                                                         ----------- ----------
     Total expenses .....................................     71.0     65.7
                                                         ----------- ----------


Operating income (loss) .................................     29.0     34.3
Interest income .........................................      2.1      3.5
Interest expense ........................................     (0.4)    (1.3)
Equity in net loss from equity investments ..............     (0.1)    (0.8)
Gain on sale of equity investment .......................      1.0       --
Minority interest .......................................       --      0.1
                                                         ----------- ----------
Income (loss) before income taxes .......................     31.6     35.8
Income tax expense (benefit) ............................     12.1     13.9
                                                         ----------- ----------
Net income (loss) .......................................     19.5%    21.9%

     SEASONALITY AND QUARTERLY RESULTS

         Our business has been, and is expected to remain, highly seasonal based on the timing of major events. For example, one of Darlington Raceway's NASCAR Winston Cup Series events is traditionally held on the Sunday preceding Labor Day. Accordingly, the revenue and expenses for that race and/or the related supporting events may be recognized in either the fiscal quarter ending August 31 or the fiscal quarter ending November 30. Further, in July 1998 we announced the postponement of the NASCAR Winston Cup Series Pepsi 400 at Daytona from July 4, 1998 to October 17, 1998 as a result of the nationally publicized forest fire emergency throughout the state of Florida. This event, historically conducted in our third fiscal quarter, was held in July in 1999.

         On July 26, 1999, we acquired the 88% interest we did not already own in Penske Motorsports. As a result of the transaction, we acquired Michigan Speedway in Brooklyn, Michigan; Nazareth Speedway in Nazareth, Pennsylvania; California Speedway in San Bernardino County, California; and North Carolina Speedway in Rockingham, North Carolina. We also acquired Penske Motorsports' 45% interest in Homestead-Miami Speedway, LLC, bringing our ownership in that facility to 90%, as well as other Penske Motorsports merchandising subsidiaries. As a result of the acquisition, we now operate 10 major motorsports facilities across the United States with more than 800,000 seats and 400 suites (See "Acquisition"). We have recognized revenues and expenses associated with acquired operations on a consolidated basis subsequent to July 26, 1999, including a major event weekend consisting of a NASCAR Winston Cup Series event and NASCAR Busch Series, Grand National Division event conducted at the Michigan Speedway in August of 1999.

         As a result of the prior year postponement of the Pepsi 400 at Daytona and the Penske Acquisition, we held three Winston Cup Series races and two Busch Series, Grand National Division races during the third quarter of 1999 compared to one Winston Cup Series race and one Busch Series, Grand National Division race during the third quarter of 1998. Accordingly, our results of operations, as well as the margins of certain expenses in relation to certain revenues, are not necessarily comparable on a period-to- period basis.

COMPARISON OF THE RESULTS FOR THE NINE MONTHS ENDED AUGUST 31, 1999 TO THE RESULTS FOR THE NINE MONTHS ENDED AUGUST 31, 1998

         Admissions revenue increased approximately $35.7 million, or 65.6%, for the nine months ended August 31, 1999, as compared to the nine months ended August 31, 1998. This increase was primarily attributable to the Pepsi 400 at Daytona and the NASCAR events held at the newly acquired Michigan facility, as well as the increase in the weighted average price of tickets sold and increased seating capacity and attendance at the Speedweeks events held at Daytona International Speedway, and, to a lesser extent, events conducted at Talladega Superspeedway.

         Motorsports related income increased approximately $22.7 million, or 45.3%, for the nine months ended August 31, 1999 as compared to the nine months ended August 31, 1998. Over one-half of this increase was attributable to the timing of the Pepsi 400 at Daytona and NASCAR events in Michigan, with the remaining increase primarily attributable to growth in television broadcast rights fees, expanded luxury suite and hospitality facilities and increased sponsorship revenues for the Speedweeks events at Daytona and, to a lesser extent, events at our other facilities.

         Food, beverage and merchandise income increased approximately $11.2 million, or 60.3%, for the nine months ended August 31, 1999 as compared to the nine months ended August 31, 1998. The majority of the increase was attributable to the timing of the Pepsi 400 at Daytona, the merchandising activities of certain subsidiaries acquired from Penske Motorsports, which included sales of Goodyear brand racing tires, and fees paid by third party vendors related to souvenir, concessions and catering operations for the Michigan NASCAR events. The remaining increase was primarily attributable to increased catering revenues from expanded luxury suite and hospitality facilities at Daytona's Speedweeks events, and, to a lesser extent, increased attendance and seating capacity for NASCAR events conducted at our other facilities.

         Prize and point fund monies and NASCAR sanction fees increased by approximately $8.5 million, or 43.2%, for the nine months ended August 31, 1999, as compared to the same period of the prior year, primarily as a result of the timing of the Pepsi 400 at Daytona and the Michigan NASCAR events. Over three-quarters of the increase for the nine months ended August 31,1999 was due to increased prize and point fund monies paid by NASCAR to participants in NASCAR events. Growth in television broadcast rights fees contributed significantly to these increases as standard NASCAR sanctioning agreements require that a specified percentage of broadcast rights fees be paid as part of prize money.

         Motorsports related expenses increased approximately $10.3 million, or 46.7%, for the nine months ended August 31, 1999, as compared to the same period of the prior year. The increase was primarily related to the timing of operating expenses for the Pepsi 400 at Daytona and the Michigan NASCAR events. The remaining increase was primarily attributable to personnel costs, hospitality services and supplies and a variety of other fan amenities and operating expenses for Daytona's Speedweeks events and, to a lesser extent, events conducted at our other facilities.

         Food, beverage and merchandise expenses increased approximately $5.6 million, or 53.9%, for the nine months ended August 31, 1999, as compared to the same period of the prior year primarily due to increased product and personnel costs associated with increased revenues. The increases are primarily attributable to costs associated with the sale of Goodyear brand racing tires and the timing of costs associated with the Pepsi 400 at Daytona.

         General and administrative expenses increased approximately $10.4 million, or 39.6%, for the nine months ended August 31, 1999 as compared to the same period of the prior year. During the three months ended August

31,1999, we recorded a charge of approximately $2.8 million related to the cash portion of a proposed settlement in the Americrown souvenir litigation. Over one-half of the increase was related to the proposed settlement and general and administrative expenses associated with the operations acquired from Penske Motorsports and the consolidation of Homestead-Miami. The remaining increase in expenses was primarily attributable to personnel costs and a variety of other expenses, as well as a bad debt reserve primarily related to a single customer incurred during the first quarter of fiscal 1999.

         Depreciation and amortization expense increased approximately $4.3 million, or 45.3%, for the nine months ended August 31, 1999, as compared to the same period of the prior year. The depreciation of assets acquired and amortization of goodwill recorded as a result of the Penske Acquisition accounted for approximately one-half of the increase. The remaining increase was a result of the ongoing expansion of our facilities.

         Interest income for the nine months ended August 31, 1999 increased by approximately $4.3 million, as compared to the same period of the prior year. This increase was primarily due to the investment of the remaining proceeds of our July 1998 Class A Common Stock Offering, including our investments restricted to the funding of the speedway in Kansas, and investment of the proceeds from the sale of taxable special obligation revenue ("TIF") bonds issued in January 1999 by the Unified Government of Wyandotte County/Kansas City, Kansas, to partially fund the Kansas project (See "Future Liquidity").

         Interest expense for the nine months ended August 31, 1999 increased by approximately $2.0 million, as compared to the same period of the prior year. Interest expense in fiscal 1999 consists primarily of the interest on $176 million borrowed under our senior credit facility (See "Acquisition" and "Future Liquidity"), incurred during the three months ended August 31,1999, and interest expense on the TIF bond debt service funding commitment, net of capitalized interest. Interest expense in fiscal 1998 was primarily related to the note payable associated with the acquisition of our Phoenix facility.

         Equity in net income (loss) from equity investments represents our pro rata share of the current income and losses from our equity investments and the amortization of our investment in excess of its share of the investee's underlying net assets. During the nine months ended August 31, 1999, this included our approximately 12% indirect investment in Penske Motorsports, our 45% investment in Homestead-Miami Speedway through July 26, 1999, and our 50% investment in Motorsports Alliance, LLC, which is pursuing development of a major motorsports facility in the Chicago area (See "Future Liquidity"). For the nine months ended August 31, 1998, this included our approximately 11% indirect investment in Penske Motorsports, our 40% investment in Homestead-Miami, which increased to 45% in March of 1998, and our 7% investment in Grand Prix Association of Long Beach, which was sold in March of 1998.

         In March of 1998 we recorded an approximately $1.2 million gain on the sale of our equity investment in Long Beach. We sold our investment in conjunction with Dover Downs Entertainment, Inc.'s announced plans to merge with Long Beach. The after tax impact of this transaction was approximately $850,000.

         Income taxes increased $12.1 million for the nine months ended August 31, 1999. Our effective tax rate has, and is expected to continue to, increase compared to its historical levels primarily due to the amortization of non-deductible goodwill created in the Penske Acquisition.

         As a result of the foregoing, our net income increased approximately $18.2 million, or 74.9%, for the nine months ended August 31, 1999 as compared to the same period in the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     GENERAL

         We have historically generated sufficient cash flow from operations to fund our working capital needs and capital expenditures at existing facilities, as well as to pay an annual cash dividend. In addition, we have used the proceeds from offerings of our Class A Common Stock and, most recently, borrowings available under our Credit Facility to fund development projects and acquisitions. We had borrowings of $176 million on our new $300 million credit facility and a working capital deficit of $43.0 million at August 31, 1999, compared to working capital of $27.5 million at November 30, 1998, primarily due to the Penske Acquisition. See "Acquisition" and "Future Liquidity".

     CASH FLOWS

         Net cash provided by operating activities was approximately $68.6 million for the nine months ended August 31, 1999, compared to $56.3 million for the nine months ended August 31, 1998. The difference between our net income of $42.4 million and the $68.6 million of operating cash flow was primarily attributable to depreciation and amortization of $13.9 million, an increase in deferred revenue of $12.4 million, and an increase in deferred income taxes of $5.1 million, partially offset by an increase in accounts receivable of $6.0 million.

         Net cash used in investing activities was $209.8 million for the nine months ended August 31, 1999, compared to $17.1 million for the nine months ended August 31, 1998. Our use of cash for investing activities reflects $134.3 million for the cash portion of the purchase price of Penske Motorsports, $75.4 million in capital expenditures, the $42.7 million net increase in restricted investments for the project in Kansas and $11.0 million for our investment year to date in the Chicago project, partially offset by the net proceeds from the sale of short-term investments of $53.9 million. See "Capital Expenditures".

         Net cash provided by financing activities of $161.6 million for the nine months ended August 31, 1999, compared to $102.1 million for the nine months ended August 31, 1998, is related primarily to net proceeds from borrowings under our new $300 million five-year revolving credit facility (See "Acquisition") and the issuance of the TIF bonds, partially offset by the payment of a portion of the long-term debt acquired in the Penske Acquisition.

     CAPITAL EXPENDITURES

         Capital expenditures totaled approximately $75.4 million for the nine months ended August 31, 1999 as compared to $37.7 million for the nine months ended August 31, 1998. Almost two-thirds of these expenditures were related to expenditures at our existing facilities, including increased seating capacity at Daytona, Talladega, Phoenix, Darlington, Michigan and Miami, land purchased for expansion of parking capacity and a variety of other improvements to our facilities. The remaining capital expenditures were primarily related to the construction of the speedway in Kansas.

         We expect to make approximately $66 million of additional capital expenditures for approved projects at existing facilities within the next 24 months to increase grandstand seating capacity, acquire land for expansion of parking capacity, construct luxury suites and for a variety of additional improvements to our motorsports facilities. We also expect to spend an additional $10.1 million for 36 additional luxury suites at the Kansas speedway, which is currently under construction. The balance of our capital expenditures related to the construction of the Kansas facility will be funded from restricted investments, as discussed below.

     ACQUISITION

         On July 26, 1999, we consummated the Penske Acquisition, pursuant to which we acquired the approximately 88%, or 12.2 million outstanding common shares, of Penske Motorsports stock that we did not already own for approximately $129.8 million and 10,029,861 shares of our Class A Common Stock. Transaction costs, net of cash acquired in the transaction, totaled approximately $4.5 million. The total cash and stock consideration issued in the transaction was approximately $611.1 million.

         The acquisition has been accounted for under the purchase method of accounting and, accordingly, the results of operations of the former Penske Motorsports, as well as Homestead-Miami, have been included in our consolidated statements of income since the date of acquisition.

         The transaction purchase price has been allocated to the assets and liabilities of Penske Motorsports and Homestead-Miami based upon preliminary estimates of their fair market value. We do not believe the final valuation will differ materially from the preliminary valuation. The excess of the purchase price over the fair value of the net assets acquired of approximately $105.9, has been allocated, based upon the preliminary valuation, as goodwill of approximately $508.8 million and assembled workforce of approximately $900,000 amortized on a straight line basis over 40 years and five years, respectively. The amount amortized during the three months and six months ended August 31, 1999 was approximately $1.1 million.

         We financed a portion of the Penske Acquisition and refinanced Penske Motorsports' outstanding indebtedness through our senior credit facility syndicated to a select group of lenders. This credit facility replaced our existing $100 million facility. Borrowings under the new credit facility bear interest at the applicable LIBOR rate plus 50-100 basis points depending on certain financial criteria. At August 31, 1999, our outstanding borrowings on this credit facility were $176 million. In addition, at August 31, 1999, we had a $20 million credit facility, with outstanding borrowings of $4.5 million, and a $30 million term loan outstanding which are both collateralized by the assets of our Miami subsidiary.

     RECENT DEVELOPMENTS

         On December 1, 1999, we acquired RIR, a 3/4-mile intermediate speedway located approximately 10 miles from downtown Richmond, Virginia, for approximately $215 million in cash. RIR seats over 94,000 grandstand spectators and offers luxury accommodations in its 34 suites. RIR hosts several major NASCAR events annually, including two NASCAR Winston Cup Series events, two NASCAR Busch Grand National Series events and one NASCAR Craftsman Truck Series event. We financed the acquisition through approximately $160 million in borrowings under our senior credit facility. We utilized our cash resources for the remaining $55 million.

     FUTURE LIQUIDITY

         On October 6, 1999, we sold $225 million principal amount of the notes in a private placement. We used approximately $176 million of the net proceeds from the transaction to repay the outstanding borrowings under senior credit facility. We used a portion of the remaining net proceeds of approximately $47 million to partially fund our recent acquisition of RIR and we intend to use the balance to partially fund the completion of certain additions and improvements to our motorsports facilities and for working capital and other general corporate purposes. Pending such uses, we intend to invest the remaining proceeds in money market funds or other interest-bearing obligations. Pursuant to the senior credit facility agreement, the size of the new credit facility automatically reduced from $300 million to $200 million upon our receipt of the proceeds from the sale of the notes. We recently increased the maximum availability under our senior credit facility to $250 million from $200 million.

         During the first quarter of 1999, the financing for the first phase of the development of the Kansas facility, which is currently estimated to cost in excess of $224 million, was substantially completed. In January 1999, the Unified Government of Wyandotte County/Kansas City, Kansas issued approximately $71.3 million in TIF bonds and approximately $24.3 million in sales tax special obligation revenue ("STAR") bonds. The STAR bonds are retired with state and local taxes generated within the project's boundaries, and are not an obligation of ours. The TIF bonds will be serviced through payments by the Unified Government escalating from an annual rate of approximately $4.8 million to $7.7 million, including interest at 6.15% to 6.75%, which are funded by payments made by us to the Unified Government in lieu of property taxes. In addition, we have committed equity of approximately $77.9 million of which $24.4 was funded during fiscal 1998, with the remaining $53.5 million funded in the first quarter of fiscal 1999. The net TIF and STAR bond proceeds and our equity contribution were deposited into trustee administered accounts for the benefit of the construction of the Kansas facility which will be owned and operated by us. At August 31, 1999, our $96.2 million of restricted investments includes the funds remaining from our equity contribution and the TIF bond proceeds.

         On May 5, 1999, the Motorsports Alliance, LLC (owned 50% by us and 50% by Indianapolis Motor Speedway) and the owners of Route 66 Raceway, LLC, formed a new company, Raceway Associates, LLC, which is owned 75% by the Motorsports Alliance and 25% by the former owners of the Route 66 Raceway. As a result of this transaction, Raceway Associates owns the 240 acre Route 66 Raceway motorsports complex located in Joliet, Illinois, approximately 35 miles from downtown Chicago. Raceway Associates has also purchased 930 acres adjacent to the existing Route 66 complex for the proposed construction of a 1.5 mile oval motor speedway, which will initially accommodate approximately 75,000 spectators. The current estimate for the proposed new superspeedway development is $125 to $130 million, $100 million of which will be financed through equity of approximately $50 million from the Motorsports Alliance and a borrowing of approximately $50 million by Raceway Associates. The members of the Motorsports Alliance will guarantee up to $50 million in borrowings of Raceway Associates on a pro rata basis until such time as the operations of Raceway Associates meet certain financial criteria. Raceway Associates, working with local government authorities, recently negotiated a funding mechanism to partially fund anticipated project costs in excess of $100 million. In addition, we the Company (through the Motorsports Alliance) may commit additional equity to fund a portion of these additional project costs. During the nine months ended August 31, 1999, we contributed approximately $11 million to the Motorsports Alliance, approximately $9 million of which has been applied towards the Company's portion of the capital commitment for the acquisition of land and development of the new facility.

         We believe that cash flow from operations, along with existing cash and short-term investment balances and available borrowings under our credit facilities, will be sufficient to fund i) operations and approved capital projects at existing facilities for the foreseeable future, ii) payments required in connection with the funding of the Unified Government's debt service requirements related to the TIF bonds described above prior to commencement of racing at the Speedway in Kansas, iii) payments related to other currently existing debt service requirements, and iv) our expected equity funding requirements for the Chicago project. We intend to pursue further developments and/or acquisition opportunities (including the possible development of new motorsports facilities in Denver and the New York metropolitan area) the timing, size and success as well as associated potential capital commitments of which are unpredictable. Accordingly, a material acceleration in our growth strategy could require us to obtain additional capital through debt and/or equity financings. Although there can be no assurance, we believe that adequate debt or equity financing will be available on satisfactory terms.

INFLATION

         We do not believe that inflation has had a material impact on our operating costs and earnings.

                    DESCRIPTION OF THE SENIOR CREDIT FACILITY

         Our senior credit facility provides for borrowings of up to $250.0 million, which may be used for our working capital and general corporate purposes. We currently have borrowings outstanding under the senior credit facility of approximately $160.0 million principal amount, all of which we incurred in connection with our acquisition of RIR. The senior credit facility matures on March 31, 2004, and accrues interest monthly at LIBOR plus 50 to 100 basis points. Each of our subsidiaries that is a guarantor of our obligations under the notes is currently a guarantor of our obligations under the senior credit facility. Should any subsidiary guarantor of the senior credit facility be unconditionally released from its guarantee in respect thereof then that subsidiary will be released from its guarantee of the notes upon written request by us to the trustee. Furthermore, should any subsidiary of ours which is not already a guarantor becomes a guarantor of our obligations under the senior credit facility, we will cause that subsidiary to enter into a supplemental indenture to the indenture pursuant to which that subsidiary shall become a guarantor of our obligations under the notes. The senior credit facility requires that we meet certain financial tests which include a maximum leverage ratio and an interest coverage ratio. The senior credit facility also contains covenants which, among other things, restrict our ability, subject to certain exceptions, to do the following:

         /bullet/ incur additional indebtedness;

         /bullet/ incur liens;

         /bullet/ make loans and investments;

         /bullet/ engage in mergers, acquisitions, consolidations and asset dispositions;

         /bullet/ acquire assets, stock or debt securities of any person; and

         /bullet/ engage in transactions with affiliates.

         The senior credit facility also requires that we satisfy certain customary affirmative covenants and make certain customary indemnifications to our lenders and the administrative agent.

         The senior credit facility contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, judgment defaults, cross-defaults to certain other indebtedness and a change of control.

                          MOTORSPORTS INDUSTRY OVERVIEW

         The motorsports industry consists of several distinct categories of auto racing, each with its own organizing body and sanctioned racing events. The Federation Internationale de l'Automobile, or FIA, based in Paris, France, is the worldwide governing body for auto racing, with "national sporting authority" members in more than 100 countries. The FIA's U.S. national sporting authority is the Automobile Competition Committee of the United States, which in turn is made up of the following seven member sanctioning organizations:

        NASCAR.............    National Association for Stock Car Auto Racing
        CART...............    Championship Auto Racing Teams
        USAC...............    United States Auto Club
        NHRA...............    National Hot Rod Association
        SCCA...............    Sports Car Club of America
        IRL................    Indy Racing League
        PSCR...............    Professional Sports Car Racing

         The Winston Cup, Busch Grand National and Craftsman Truck series events sanctioned by NASCAR and open-wheel events sanctioned by CART and IRL are generally the most well-attended motorsports events in the United States. We derived approximately 72% of our pro forma 1998 revenues from NASCAR-sanctioned racing events at our facilities, and approximately 10% from CART-sanctioned events.

ECONOMICS OF AUTO RACING

         Motorsports events generally are heavily promoted, with a number of supporting events surrounding each main race event. Examples of supporting events include secondary races, qualifying time trials, driver autograph sessions, automobile and product expositions, catered parties and other related events which are all designed to maximize the spectators' entertainment experience and enhance the value to sponsors. The primary participants in the business of auto racing are the sanctioning bodies, spectators, sponsors, track operators, drivers, team owners and vendors of officially licensed merchandise.

         /bullet/ SANCTIONING BODIES. Sanctioning bodies such as NASCAR and CART sanction events at various race venues in exchange for fees from track operators. Sanctioning bodies are responsible for all aspects of race management necessary to conduct the race event. They are responsible for regulating racing cars, drivers and teams and providing race officials to ensure fair competition, as well as administering the race and series' purses and other prize payments.

         /bullet/ SPECTATORS. After soccer, motorsports is the most watched sport worldwide. Motorsports is among the fastest growing spectator sports in the United States. Total attendance at all motorsports events in the United States in 1998 exceeded 17.0 million people. We believe that the demographic profile of the growing base of spectators has considerable appeal to track operators, sponsors and advertisers.

         /bullet/ SPONSORS. Drawn to the sport by its attractive demographics, sponsors are active in all phases of auto racing. In addition to directly supporting racing teams through the funding of certain costs of their operations, sponsors support track operators by paying fees associated with specific name events such as the "Pepsi 400 at Daytona," the "DieHard 500" or the "Kmart 400." In addition, premier racing events such as the Daytona 500 frequently have multiple "official corporate sponsors." In return, sponsors receive advertising exposure through television and radio coverage, newspapers, race programs, brochures and advertising at the track on race day.

         /bullet/ TRACK OPERATORS. Track operators such as International Speedway market and promote events at their facilities. Their principal revenue sources generally include admissions, television and radio broadcast rights fees, sponsorship fees, the sale of merchandise, food and beverage concessions, hospitality fees paid for catering receptions and private parties, luxury suite and hospitality village rentals, parking, and advertising on track signage and in souvenir racing programs. Sanction agreements require race track operators to pay fees to the relevant sanctioning body for each sanctioned event conducted, including sanction fees and prize and championship point money.

         /bullet/ DRIVERS. Although a majority of drivers contract independently with team owners, some drivers own their own teams. Drivers receive income from contracts with team owners, sponsorship fees and prize money. Successful drivers may also receive income from personal endorsement and souvenir licensing fees. The success and personality of a driver can be an important marketing advantage for team owners because it can help attract corporate sponsorships and generate sales for vendors of officially licensed merchandise such as International Speedway. The efforts of each driver are supported by a number of other team members, all of whom are supervised by a crew chief.

         /bullet/ TEAM OWNERS. In most instances, team owners bear the financial risk of placing their teams in competition. They contract with drivers, acquire racing vehicles and support equipment, hire pit crews and mechanics, and arrange sponsorship of their teams. Team owners generally receive income principally from sponsorships and prize money won.

         /bullet/ MERCHANDISE VENDORS. The growing popularity of motorsports events, combined with the demographics of the spectators, has resulted in substantial revenue growth for vendors of officially licensed racing-related merchandise and souvenirs. For example, sales of apparel, souvenirs and collectibles licensed by NASCAR and by drivers have climbed from approximately $80 million in 1990 to approximately $950 million in 1998.

NASCAR

         The largest auto racing category in the United States, in terms of attendance, media exposure and sponsorships, is stock car racing. Stock car racing utilizes equipment similar in appearance to standard passenger automobiles and races are typically conducted on oval courses or superspeedways. The most prominent organizing body in stock car racing is NASCAR.

         Professional stock car racing developed in the Southeastern United States in the 1930's. It began to mature in 1947, when William H.G. France (the father of both our Chairman and President) organized NASCAR. The first NASCAR-sanctioned race was held in 1948 in Daytona Beach, Florida. In 1959, we completed construction of the Daytona International Speedway and promoted the first "Daytona 500." The motorsports industry began to gather momentum in the mid-1960's, when major North American automobile and tire manufacturers first offered engineering and financial support. In the early 1970's, NASCAR created a more elite circuit focused on the best drivers. This premier series is now known as the Winston Cup Series and in 1999 consisted of 37 televised events, including three non-championship point events, at 21 tracks operating in 17 states. No track currently promotes more than two Winston Cup Series championship point events. The following table shows the 1999 Winston Cup Series schedule (events held at facilities operated by us are noted in bold).


                                              1999 WINSTON CUP SERIES

DATE                RACE                                               TRACK LOCATION
----                ----                                               --------------
FEBRUARY 7          BUD SHOOTOUT AT DAYTONA*                           DAYTONA INTERNATIONAL SPEEDWAY
FEBRUARY 11         GATORADE 125S*                                     DAYTONA INTERNATIONAL SPEEDWAY
FEBRUARY 14         DAYTONA 500                                        DAYTONA INTERNATIONAL SPEEDWAY
FEBRUARY 21         DURA-LUBE/BIG KMART 400                            NORTH CAROLINA SPEEDWAY
March 7             Las Vegas 400                                      Las Vegas Motor Speedway
March 14            Cracker Barrel 500                                 Atlanta Motor Speedway
MARCH 21            TRANSOUTH FINANCIAL 400                            DARLINGTON RACEWAY
March 28            PRIMESTAR 500                                      Texas Motor Speedway
April 11            Food City 500                                      Bristol Motor Speedway
April 18            Goody's Body Pain 500                              Martinsville Speedway
APRIL 25            DIEHARD 500                                        TALLADEGA SUPERSPEEDWAY
MAY 2               CALIFORNIA 500 PRESENTED BY NAPA                   CALIFORNIA SPEEDWAY
May 15              Pontiac Excitement 400                             Richmond International Raceway
May 22              The Winston*                                       Charlotte Motor Speedway
May 30              Coca Cola 600                                      Charlotte Motor Speedway
June 6              MBNA Platinum 400                                  Dover Downs International Speedway



DATE                RACE                                               TRACK LOCATION
----                ----                                               --------------
JUNE 13             KMART 400 PRESENTED BY CASTROL SUPER CLEAN         MICHIGAN SPEEDWAY
June 20             Pocono 500                                         Pocono Raceway
June 27             Save Mart/Kragen 350                               Sears Point Raceway
JULY 3              PEPSI 400 AT DAYTONA                               DAYTONA INTERNATIONAL SPEEDWAY
July 11             Jiffy Lube 300                                     New Hampshire International Speedway
July 25             Pennsylvania 500                                   Pocono Raceway
August 7            Brickyard 400                                      Indianapolis Motor Speedway
AUGUST 15           FRONTIER AT THE GLEN                               WATKINS GLEN INTERNATIONAL
AUGUST 22           PEPSI 400                                          MICHIGAN SPEEDWAY
August 28           Goody's Headache Powder 500                        Bristol Motor Speedway
SEPTEMBER 5         PEPSI SOUTHERN 500                                 DARLINGTON RACEWAY
September 11        Exide NASCAR Select Batteries 400                  Richmond International Raceway
September 19        New Hampshire 300                                  New Hampshire International Speedway
September 26        MBNA Gold 400                                      Dover Downs International Speedway
October 3           NAPA AutoCar 500                                   Martinsville Speedway
October 10          UAW-GM Quality 500                                 Charlotte Motor Speedway
OCTOBER 17          WINSTON 500                                        TALLADEGA SUPERSPEEDWAY
OCTOBER 24          POP SECRET MICROWAVE POPCORN 400                   NORTH CAROLINA SPEEDWAY
NOVEMBER 7          CHECKER AUTO PARTS/DURA-LUBE 500                   PHOENIX INTERNATIONAL RACEWAY
NOVEMBER 14         PENNZOIL 400                                       HOMESTEAD-MIAMI SPEEDWAY
November 21         NAPA 500                                           Atlanta Motor Speedway

-------------------------
*  Non-championship point events.

         NASCAR also sanctions various other stock car racing events and series, including the Busch Grand National Series and the Craftsman Truck Series. In 1999, 32 Busch Grand National Series events were promoted at 26 tracks in 20 states. Many track operators, including International Speedway, host a Busch Grand National or Craftsman Truck Series event in conjunction with a Winston Cup Series event in order to boost overall attendance for a race weekend. We had sanctioning agreements for 12 Busch Grand National Series events in 1999, all of which were televised on NBC, CBS, ABC, ESPN, ESPN2 or TNN. In 1999, 25 Craftsman Truck Series events were promoted at 24 tracks in 20 states. We had sanctioning agreements for six Craftsman Truck Series races in 1999, all of which were televised on ABC, CBS or ESPN.

CART/IRL

         Internationally, the most recognized form of auto racing is open-wheel racing, using aerodynamically designed chassis and technologically advanced equipment. In the United States, the most established open-wheel racing series are the series sanctioned by CART and IRL.

         CART, formed by Indy team owners in 1978, owns, operates and sanctions the FedEx CART Championship, which in 1999 consisted of 20 races staged in five countries. CART events are staged on four different types of tracks - superspeedways, ovals, temporary street courses and permanent road courses. Racing on different types of tracks requires teams and drivers to master different courses to compete for the CART Championship. CART also owns and sanctions two developmental series for the CART Championship - the Indy Lights Championship and the Atlantic Championship.

         In 1999, we promoted a number of CART PPG Dayton Indy Lights races, as well as the following four CART FedEx Championship races:

         /bullet/ Marlboro Grand Prix of Miami, presented by Toyota at
                  Homestead-Miami Speedway;

         /bullet/ Bosch Spark Plug Grand Prix, presented by Toyota at Nazareth
                  Speedway;

         /bullet/ US 500, presented by Toyota at Michigan Speedway; and

         /bullet/ Marlboro 500, presented by Toyota at California Speedway.

         The IRL was formed in 1995 to sanction a United States based open wheel series on oval courses and began racing in 1996. The IRL's events include 11 races, including the Indianapolis 500, one of the world's most-prestigious motorsports events. In fiscal 1999, we promoted the MCI Worldcom 200, an IRL race at Phoenix International Raceway.

OTHER SANCTIONING BODIES

         Although NASCAR is the most prominent sanctioning body, there are a number of organizations that sanction stock car races, including ARCA - the Automobile Racing Club of America. In 1999, we promoted three ARCA races. We also promoted three of the four races in the International Race of Champions ("IROC") series, in which a select field of drivers from different motorsports disciplines compete in equally prepared vehicles.

Other examples of motorsports events and their sanctioning bodies include:

         /bullet/ Formula One open-wheel races held on road courses in Europe, South America, Canada, Australia, South Africa and Japan sanctioned by the FIA;

         /bullet/ sports car races held on road courses and temporary street circuits throughout the country sanctioned in the United States by SCCA;

         /bullet/ motorcycle races sanctioned by the American Motorcyclists
                  Association; o drag strip races sanctioned in the United States by NHRA; and

         /bullet/ go-kart races sanctioned by the World Karting Association.

                                    BUSINESS

         International Speedway, a leading promoter of motorsports activities in the United States, owns and/or operates ten of the nation's premier motorsports facilities:

         /bullet/      Daytona International Speedway in Florida;
         /bullet/      Michigan Speedway in Michigan;
         /bullet/      Talladega Superspeedway in Alabama;
         /bullet/      California Speedway in California;
         /bullet/      Phoenix International Raceway in Arizona;
         /bullet/      North Carolina Speedway in North Carolina;
         /bullet/      Darlington Raceway in South Carolina;
         /bullet/      Homestead-Miami Speedway in Florida;
         /bullet/      Nazareth Speedway in Pennsylvania; and
         /bullet/      Watkins Glen International road course facility in New
                       York.

         We currently promote over 100 stock car, sports car, truck, motorcycle and other racing events annually, including:

         /bullet/ 16 NASCAR Winston Cup Series events;

         /bullet/ 12 NASCAR Busch Grand National Series events;

         /bullet/ 6 NASCAR Craftsman Truck Series events;

         /bullet/ 4 CART FedEx Championship Series events;

         /bullet/ the premier sports car endurance event in the United States
                  (the Rolex 24 at Daytona/registered mark/); and

         /bullet/ a number of prestigious motorcycle races.

         Our operations consist principally of racing events at our ten premier motorsports facilities, which generate revenue primarily through sales of admissions to our racing events, television broadcast rights fees, sponsorship fees, hospitality rentals (including luxury suites, chalets and the hospitality portion of club seating) and royalties from licenses of our trademarks. We also provide catering, souvenir and food concession services at certain of our facilities, distribute and sell Goodyear brand racing tires, own and operate MRN Radio and the DAYTONA USA entertainment complex and produce and market collectibles and other motorsports merchandise.

         We have experienced significant growth in recent years, with our revenues and EBITDA increasing from approximately $68.9 million and approximately $25.9 million, respectively, in the year ended August 31, 1994 to approximately $189.0 million and approximately $74.1 million, respectively, in the year ended November 30, 1998. Our EBITDA margin increased from 37.5% in fiscal 1994 to 39.2% in fiscal 1998. Combined television rights revenues of International Speedway and Penske Motorsports (exclusive of Homestead-Miami Speedway) have increased from approximately $7.5 million in fiscal 1995 to approximately $34.7 million in fiscal 1998 on a pro forma basis. On a pro forma basis giving effect to our Penske Acquisition, during the year ended November 30, 1998 we had revenues and EBITDA of approximately $320.2 million and $118.0 million, respectively.

                               RECENT DEVELOPMENTS

         On December 1, 1999, we acquired RIR, a 3/4-mile intermediate speedway located approximately 10 miles from downtown Richmond, Virginia, for approximately $215 million in cash. RIR seats over 94,000 grandstand spectators and offers luxury accommodations in its 34 suites. RIR hosts several major NASCAR events annually, including two NASCAR Winston Cup Series events, two NASCAR Busch Grand National Series events and one NASCAR Craftsman Truck Series event. We financed the acquisition through approximately $160 million in borrowings under our senior credit facility. We utilized our cash resources for the remaining $55 million.

STRATEGY

         Our objective is to be the recognized leader in motorsports entertainment by continuing to emphasize the following key elements of our strategy:

         /bullet/ PROMOTE PREMIER MOTORSPORTS EVENTS. We plan our racing events and operate our facilities to create an environment which maximizes the spectators' entertainment experience. The most important component of our fan satisfaction efforts is our emphasis on hosting some of the nation's most prestigious auto races, which in 1999 included 16 NASCAR Winston Cup Series races, 12 Busch Grand National Series races, six Craftsman Truck Series races and four CART FedEx Championship Series races. Moreover, we frequently host a supporting motorsports event in conjunction with our premier events in order to boost overall attendance for a race weekend. For example, we host the Winn Dixie 300, an ARCA-sanctioned race, on the Saturday preceding the Winston 500, which is a Winston Cup event.

         As part of our emphasis on enhancing race spectators' total entertainment experience, we also continually strive to increase the comfort, view and amenities offered to race spectators. We have in recent years engaged in a series of facility improvements, including new luxury suites, Jumbotron television screens, premium seating sections, innovative corporate entertainment facilities and a number of aesthetic and other improvements to food and beverage concession, restroom and other customer convenience facilities.

         In addition, we seek to develop and maintain a unique brand identity for each of our motorsports facilities, as well as a distinctive environment for each of our premier races. We attempt to differentiate our tracks through unique racing configurations, distinct logos, aesthetic environments and marketing themes that seek to capture the particular diverse characteristics of the facility or locale, extensive marketing materials and promotional campaigns that emphasize the history and attributes of that speedway, as well as integrated advertising and promotional activities that focus on both the facility and the featured racing event.

         /bullet/ INCREASE ADMISSIONS REVENUE. We believe that the spectator demand for our largest events continues to exceed existing seating capacity. Accordingly, we continue to add grandstand seating at each of our superspeedways. During 1998, we increased our grandstand seating capacity at Daytona, Talladega, Phoenix, Darlington and Watkins Glen by a total of approximately 41,800 seats, or approximately 11% overall. Similarly, in 1998, Penske Motorsports increased seating capacity at Michigan, California and North Carolina by a total of approximately 30,800 seats, or approximately 11% overall. In the long term, we intend to continue to expand our facilities based upon customer demand and available capital. For example, in 1999 we added approximately 26,000 grandstand seats at Homestead-Miami, approximately 14,500 seats at Daytona, approximately 13,500 grandstand seats at Michigan Speedway, approximately 12,500 seats at Talladega, approximately 6,000 seats at Phoenix, and approximately 4,500 seats at Darlington.

         Although spectator demand for most of our NASCAR Winston Cup Series events continues to exceed existing capacity, there is unused capacity for certain events which provides opportunities for increased utilization. For example, attendance at the NASCAR Winston Cup Series event at Talladega, historically held in the summer, was below capacity. As a result of NASCAR's schedule expansion in 1997, we capitalized on the opportunity to move this event to a cooler Fall date. The sell-out crowd for this rescheduled event represented more than a 50% increase in attendance over the prior year and the largest crowd in Talladega history. Similarly, our completion in fiscal 1998 of a $5.8 million lighting project at Daytona enabled us to hold the Pepsi 400 at night, thereby increasing ticket sales for that race, providing a prime time television audience and increasing attendance at both the qualifying events and our DAYTONA USA facility. We believe that the significant increase in our portfolio of premier motorsports events as a result of our recent Penske Acquisition will permit us to take advantage of comparable opportunities to more efficiently schedule races and thereby maximize attendance. Other elements of our efforts to increase our admissions revenue include periodic ticket price increases, substantial advance ticket sales and the sale of multi-event ticket packages.

         /bullet/ MAXIMIZE MEDIA INCOME. Televised motorsports events are continuing to experience significant growth in viewership. CBS's live coverage of the Pepsi 400 at Daytona on July 3, 1999 marked the first prime time network television broadcast of a NASCAR Winston Cup Series event. According to Nielsen, an estimated 5.4 million households tuned to CBS, a 57% increase over TNN's broadcast of last year's race. NASCAR Winston Cup Series television rights revenues have grown at a compounded annual rate of 40% from $4.7 million in 1990 to $69.5 million in 1998 and are expected to continue to grow. This significant growth in viewership, together with unique market conditions that favor prestigious content providers, has resulted in higher broadcast rights fees from television networks in recent periods. For example, the $12.0 million CBS broadcast rights for the 1998 Daytona 500 represented the most lucrative television contract in the history of stock car racing at that time. We have also expanded our television coverage to include more races, and in 1999 all of our NASCAR Winston Cup Series, Busch Grand National Series and Craftsman Truck Series races were televised. Moreover, in 1999 NBC joined the six existing networks carrying NASCAR races with its first live coverage of a NASCAR event - the 1999 Pennzoil 400 at the Homestead-Miami Speedway. As a result of the higher broadcast rights fees and expanded coverage, combined television rights revenues of International Speedway and Penske Motorsports (exclusive of Homestead-Miami Speedway) have increased, on a pro forma basis, from approximately $7.5 million in fiscal 1995 to $34.7 million in fiscal 1998.

         We currently negotiate directly with network and cable television companies for live and rebroadcast coverage of all of our televised NASCAR-sanctioned races except for the Craftsman Truck Series events, which are negotiated by NASCAR. However, NASCAR has announced that it will handle negotiation of television and ancillary media rights for all NASCAR Winston Cup and Busch Grand National series races beginning with the 2001 racing season as a result of its recent agreement with all of the television broadcasters of these events to release their contractual rights beginning with such racing season. In November 1999, NASCAR announced that it had reached an agreement on a six-year television contract with NBC Sports and Turner Sports, with the two media companies combining to develop a joint venture. In addition, NASCAR announced that it had reached an agreement on an eight-year television contract with FOX and its FX cable network. Both agreements relate solely to the domestic broadcast television rights to NASCAR's Winston Cup Series and Busch Grand National Series events, and are effective beginning with the 2001 racing season. The existing NASCAR revenue-splitting formula will not change - 65% for the track operator, 25% for the drivers/teams in the form of prize and point fund monies and 10% for NASCAR. We believe that NASCAR's ability to negotiate for the entire schedule of major NASCAR sanctioned events will provide a significant opportunity to further increase broadcast rights fees.

         /bullet/ EMPHASIZE INTEGRATED MARKETING PARTNERSHIPS. Corporate sponsors support us in several ways. First, sponsors pay fees to us for the value received in being associated with our facilities and/or events. Some contracts allow the sponsor to name a particular racing event, as in the "DieHard 500" and the "Pepsi 400." Other consideration ranges from official car or official corporate sponsor designation to advertising and promotional rights in the sponsor's product category. Sponsors also lease suites and hospitality tents, purchase additional tickets for their promotions and buy on-site advertising. Second, the promotional and advertising expenditures of major sponsors provide us with access to the significant market capabilities of these leading consumer products and manufacturing companies without the need to invest heavily in our own marketing infrastructure or programs. Third, our sponsors frequently advertise on the television broadcasts of our races, thereby contributing to the increased rights fees we receive from networks and cable companies. Accordingly, we pursue a fully integrated marketing strategy which combines on-track corporate involvement, such as hospitality and signage, with off-track promotional campaigns such as in-store displays, retailer incentives and consumer promotions. Although the identities of sponsors and the terms of sponsorships change from time to time, some of our principal sponsors currently include:

/bullet/  Pepsi           /bullet/  Pontiac        /bullet/  Goodyear
/bullet/  Coca-Cola       /bullet/  Ford           /bullet/  TranSouth Financial
/bullet/  Kmart           /bullet/  Chevrolet      /bullet/  First Union
/bullet/  Sears           /bullet/  Toyota         /bullet/  NAPA Auto Parts
/bullet/  General Mills   /bullet/  Dura-Lube      /bullet/  Bosch
/bullet/  Anheuser Busch  /bullet/  DuPont         /bullet/  Gatorade
/bullet/  Rolex           /bullet/  Circuit City   /bullet/  Frontier Cellular

We believe that the Penske Acquisition will enhance our sponsorship opportunities by enhancing our ability to offer access to additional key markets, a broader geographic reach and an expanded marketing season to sponsors seeking a broader involvement with the motorsports industry.

         /bullet/ DEVELOP AND ACQUIRE ADDITIONAL MOTORSPORTS FACILITIES. Our senior management personnel regularly review acquisition and development prospects that would augment or complement our existing operations or otherwise offer significant growth opportunities. We believe that the Penske Acquisition evidences our commitment to increasing our motorsports presence through selected purchases of proven motorsports businesses. Other current examples of our expansion efforts include our development of a speedway near Kansas City, Kansas, our development of a superspeedway contiguous to the existing Route 66 Raceway near Chicago, Illinois, and our continued exploratory efforts with respect to possible facilities in Denver and the New York metropolitan area. We also believe that our recently completed financing arrangements for Kansas City, as well as the financing for the Homestead-Miami Speedway, reflect our ability to successfully pursue public-private partnerships that are based on widespread community support for our business. In addition, our new facilities provide a number of significant additional profit opportunities, including naming rights to the venues, "Founding Fan" arrangements similar to the permanent seat licenses used to finance a number of NFL stadiums and NBA arenas, and the economies of scale and increased diversification resulting from geographic expansion.

         KANSAS CITY. We are currently developing a 1.5 mile oval speedway near Kansas City, Kansas. The aggregate cost of acquiring and developing the first phase of the Kansas speedway land and facility (which will accommodate approximately 75,000 spectators) is expected to be over $224 million. Financing for the first phase of our Kansas facility was substantially completed during the first quarter of 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." Construction is underway and expected to be completed in 2001, providing us with a key Midwest market located more than 400 miles from the nearest facility hosting a Winston Cup Series event. Moreover, in order to meet initial fan demand prior to construction, we have increased the number of luxury suites to be built at the Kansas speedway from 32 to 68.

         CHICAGO. We are currently participating in the development of a motorsports facility in the Chicago area through the Motorsports Alliance, LLC, which is equally owned by us and Indianapolis Motor Speedway. In May 1999, the Motorsports Alliance and the owners of the Route 66 Raceway (one of the nation's preeminent drag strips) formed a new company, Raceway Associates, LLC, which is owned 75% by the Motorsports Alliance and 25% by the former owners of the Route 66 Raceway. As a result of this transaction, we now own a 37.5% interest in Raceway Associates, which in turn owns the 240 acre Route 66 Raceway motorsports complex located in Joliet, Illinois, approximately 35 miles from downtown Chicago. Raceway Associates has also purchased 930 acres adjacent to the existing Route 66 complex for the construction of a 1.5 mile oval motor speedway, which is being designed to initially accommodate approximately 75,000 spectators. The drag strip and this additional land was annexed into the city of Joliet, which we believe again demonstrates the strength of local and governmental support for our projects. We completed our preliminary engineering work and broke ground in the fourth quarter of fiscal 1999. NASCAR and the IRL have conditionally committed to enter into negotiations with Raceway Associates for events to be conducted at the Chicago facility upon its expected completion in 2001.

         There can be no assurance that suitable acquisition candidates or sites to develop new facilities will be available or, because of competition from other purchasers or other business reasons or the absence of cooperation of local government officials, that we will be able to acquire additional motorsports facilities or develop new facilities on satisfactory terms.

MOTORSPORTS FACILITIES

         The following table sets forth certain information relating to each of our principal speedway facilities as of August 31, 1999:

                                                                       APPROXIMATE
                                                                        NUMBER OF
                                                                        GRANDSTAND    APPROXIMATE
           TRACK NAME                          LOCATION                    SEATS         ACREAGE      TRACK LENGTH
------------------------------         ----------------------             -------     -----------     ------------
Daytona International Speedway         Daytona Beach, Florida             157,000           440        2.5 miles

Michigan Speedway                      Brooklyn, Michigan                 125,400         1,000        2.0 miles

Talladega Superspeedway                Talladega, Alabama                 124,500         1,365        2.6 miles

California Speedway                    Fontana, California                 86,400           529        2.0  miles

Phoenix International Raceway          Phoenix, Arizona                    70,800           598        1.0 miles

North Carolina Speedway                Rockingham, North Carolina          60,100           300        1.0 miles

Darlington Raceway                     Darlington, South Carolina          54,400           230        1.3 miles

Homestead-Miami Speedway               Homestead, Florida                  50,700           344        1.5 miles

Nazareth Speedway                      Nazareth, Pennsylvania              44,000           230        1.0 miles

Watkins Glen International             Watkins Glen, New York              38,200         1,377        3.4 miles


OPERATIONS

         Our operations consist principally of racing events at our 10 major speedways. We also provide catering, souvenir and food concession services at certain of our facilities, distribute and sell Goodyear brand racing tires, own and operate MRN Radio and the DAYTONA USA entertainment complex and produce and market collectibles and other motorsports merchandise.

         AMERICROWN SERVICE CORPORATION. Our Americrown subsidiary conducts the food and beverage concession operations at Daytona, Talladega and Darlington. Americrown also provides souvenir merchandising operations and catering services to corporate customers both in suites and hospitality chalets at these facilities and at the Homestead-Miami Speedway. Americrown was formed in 1989 to conduct souvenir merchandising and concessions operations as part of our ongoing efforts to enhance race spectators' total entertainment experience. We intend that Americrown will eventually conduct the souvenir merchandising, concession and catering operations at each of our major motorsports facilities.

         COMPETITION TIRE. As a result of the Penske Acquisition, we are engaged in the wholesale and retail sale and distribution of Goodyear brand racing tires for various types of racing events.

         MRN RADIO. MRN Radio produces and syndicates NASCAR Winston Cup Series, Busch Grand National Series, Craftsman Truck Series and other races promoted by us and others. MRN Radio also produces daily and weekly NASCAR racing programs. Network radio programs are currently carried by over 600 radio stations. We derive revenue from the sale of advertising on the networks and rights fees paid by broadcast affiliates.

         DAYTONA USA. DAYTONA USA-The Ultimate Motorsports Attraction is a motorsports-themed entertainment complex, located adjacent to the Daytona International Speedway. DAYTONA USA includes:

         /bullet/ the Velocitorium, which covers approximately 50,000 square feet, stands nearly four stories high and contains numerous highly interactive motorsports exhibits, many of which are sponsored by leading consumer brands;

         /bullet/ Advanced Auto Parts' Tours, a tram tour of the Daytona
                  International Speedway's garage area, pit road and high banked track;

         /bullet/ the Richard Petty Riding Experience at Daytona; and

         /bullet/ for groups of 15 or more, the VIP Tour, which includes a tour of the Winston Tower.

Adjoining DAYTONA USA are (i) a high tech arcade using state of the art video technology and computerized, "virtual" racing simulators, (ii) the Pit Shop, which sells DAYTONA USA, Daytona International Speedway, NASCAR and race team clothing, books, collectibles and other officially licensed merchandise and
(iii) the Fourth Turn Grill concessions facility.

         MOTORSPORTS MERCHANDISE. We sell a variety of motorsports-related merchandise, including apparel, souvenirs and collectibles, directly to spectators at our facilities, to retail customers through catalogue sales and through direct sales to dealers. We are also exploring additional distribution channels such as the Internet.

         OTHER ACTIVITIES. From time to time we use our track facilities for car shows, auto fairs, vehicle testing and settings for television commercials, print advertisements and motion pictures. For example, Harley Davidson uses Talladega Superspeedway as a test facility for its motorcycles. We also rent "show cars" for promotional events. Other motorsports interests include the operation of Tucson Raceway Park in Arizona.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         As a condition to the sale of the outstanding notes, we and the initial purchasers of the outstanding notes entered into the registration rights agreement. Under the registration rights agreement, we agreed to:

         /bullet/ file with the SEC a registration statement under the Securities Act with respect to the registered notes no later than February 3, 2000;

         /bullet/ use our best efforts to cause the registration statement to declared effective under the Securities Act no later than April 3, 2000; and

         /bullet/ keep the exchange offer open for not less than 30 days and not later than 45 days (or, in each case, longer if required by applicable law) after the date notice of the exchange offer is mailed to holders of the outstanding notes.

         The exchange offer being made by this prospectus is intended to satisfy our obligations under the registration rights agreement. You may be entitled to "shelf" registration rights. In accordance with the registration rights agreement, we are required to file a shelf registration covering your outstanding notes for a continuous offering in accordance with Rule 415 of the Securities Act if:

         /bullet/ we are not permitted to conduct the exchange offer because of a change in SEC rules or policy;

         /bullet/ we have not completed the exchange offer by April 3, 2000; or

         /bullet/ the registered notes are not freely tradeable (other than because the holder is an affiliate of ours or is a person that must deliver a prospectus in connection with the resale).

         In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective until the earlier of two years from the date the shelf registration is declared effective by the SEC or the time all of the outstanding notes have been sold thereunder.

         If we fail to fulfill such obligations, the holders of outstanding notes are entitled to receive "Additional Interest" until we have fulfilled such obligations, at the rate of 0.25% per year. All amounts of accrued Additional Interest will be payable in cash on the same interest payment dates as the outstanding notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. Our discussion of the registration rights agreement is qualified in its entirety by reference to the terms of the agreement.

EFFECT OF THE EXCHANGE OFFER

         Based on no-action letters issued by the staff of the SEC to third parties, we believe that you may offer for resale, resell and otherwise transfer the registered notes issued to you under the exchange offer without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

         /bullet/ you are acquiring the registered notes in the ordinary course of your business;

         /bullet/ you are not engaging in and do not intend to engage in a distribution of the registered notes;

         /bullet/ you have no arrangements or understandings with any person to participate in the exchange offer for the purpose of distributing the registered notes; and

         /bullet/ you are not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours.

         If you are not able to make these representations, you are a "Restricted Holder." As a Restricted Holder, you will not be able to participate in the exchange offer, may not rely on the SEC staff positions set forth in the Exxon Capital Holdings Corporation no-action letter and similar no-action letters and may only sell your outstanding notes as part of a registration statement containing the selling security holder information required by Item 507 of SEC Regulation S-K, or under an exemption from the registration requirements of the Securities Act.

         In addition, each broker-dealer, other than a Restricted Holder, that receives registered notes for its own account in exchange for outstanding notes which were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be a statutory underwriter and must acknowledge in the letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act upon any resale of such registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the SEC staff, we believe that a Participating Broker-Dealer may offer for resale, resell and otherwise transfer registered notes issued under the exchange offer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer as part of their resales. We have agreed that, for a period of six months after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use by the broker-dealer in any resale. For more information, please see the section in this prospectus entitled "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

         To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will decrease with a resulting decrease in the liquidity in the market for the outstanding notes. In addition, following completion of the exchange offer, except as provided in the registration rights agreement, you will not have any further registration rights and your outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your outstanding notes could be adversely affected. You may suffer adverse consequences if you fail to exchange your outstanding notes.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal, we will accept for exchange any and all outstanding notes that are validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount at maturity of registered notes in exchange for each $1,000 principal amount at maturity of outstanding notes accepted in the exchange offer. You may tender some or all of your outstanding notes under the exchange offer. However, outstanding notes may be tendered only in minimum denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, an aggregate of $225,000,000 in principal amount at maturity of the outstanding notes is outstanding. This prospectus, together with the accompanying letter of transmittal, is first being sent on or about __________, 2000, to the nominee of The Depository Trust Company ("DTC" or the "Depository") and to others believed to have beneficial ownership in the outstanding notes.

         The form and terms of the registered notes will be substantially identical to the form and terms of the outstanding notes, except that:

         /bullet/ the offering of the registered notes has been registered under the Securities Act;

         /bullet/ the registered notes will not be subject to transfer restrictions; and

         /bullet/ the registered notes will be issued free of any covenants regarding registration rights and free of any provision for Additional Interest.

         The registered notes will evidence the same debt as the outstanding notes and will be issued under the same indenture.

         You do not have any appraisal or dissenters rights under law or the indenture in the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act. Outstanding notes which are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding.

         We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral notice, promptly confirmed in writing, or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from us.

         If we do not accept for exchange any tendered outstanding notes because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, certificates for any such unaccepted outstanding notes will be returned to you, without expense, as promptly as practicable after the expiration date.

         If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes relating to the exchange of outstanding notes under the exchange offer. We will pay all charges and expenses, other than underwriting discounts and commissions and transfer taxes, as part of the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE, EXTENSIONS, TERMINATION

         The term "expiration date" means 5:00 p.m., New York City time, on ___________, 2000, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         We have the right, subject to applicable law, in our reasonable discretion, at any time and from time to time, (1) to extend the exchange offer or (2) to terminate the exchange offer, if any of the conditions set forth below under "--Conditions" shall not have been satisfied by giving oral or written notice of such extension or termination to the exchange agent. Any such extension or termination will be followed as promptly as practicable by a public announcement.

         Any such termination or extension will be followed promptly by oral or written notice to the exchange agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING

     BOOK-ENTRY INTERESTS

         The outstanding notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

         If you hold your outstanding notes in the form of book-entry interests and you wish to tender your outstanding notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

         (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

         (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

         In addition, in order to deliver outstanding notes held in the form of book-entry interests:

         (A) a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

         (B) you must comply with the guaranteed delivery procedures described below.

         THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     CERTIFICATED OUTSTANDING NOTES

         Only registered holders of certificated outstanding notes may tender those notes in the exchange offer. If your outstanding notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "-- Exchange Agent." In addition, in order to validly tender your certificated outstanding notes:

         (1) the certificates representing your outstanding notes must be received by the exchange agent prior to the expiration date, or

         (2) you must comply with the guaranteed delivery procedures described below.

     PROCEDURES APPLICABLE TO ALL HOLDERS

         If you validly tender outstanding notes and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

         (A) outstanding notes tendered in the exchange offer are tendered either:

                  (1) "Special Delivery Instructions" on the letter of transmittal; or

                  (2)      for the account of an eligible institution; and

         (B) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

         If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

         If the letter of transmittal is signed by a person other than you, your outstanding notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those outstanding notes.

         If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

         We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

         You must cure any defects or irregularities in connection with tenders of your outstanding notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

         (1)      you improperly tender your outstanding notes;

         (2) you have not cured any defects or irregularities in your tender; and

         (3) we have not waived those defects, irregularities or improper tender.

         The exchange agent will return your outstanding notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

         By tendering, you will represent to us that, among other things:

         (1) the registered notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

         (2) you are not engaging in and do not intend to engage in a distribution of the registered notes to be acquired by you in the exchange offer;

         (3) you do not have an arrangement or understanding with any person to participate in the distribution of the registered notes to be acquired by you in the exchange offer; and

         (4) you are not an "affiliate" of ours, as defined under Rule 405 of the Securities Act.

         In all cases, issuance of registered notes for outstanding notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your outstanding notes or a timely book-entry confirmation of your outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged outstanding notes, or outstanding notes in substitution therefor, will be returned without expense to you. In addition, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged outstanding notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

     GUARANTEED DELIVERY PROCEDURES

         If you desire to tender your outstanding notes and your outstanding notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

         (1)      you tender through an eligible financial institution;

         (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

         (3) the certificates for all certificated outstanding notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

         The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

         (1)      your name and address;

         (2)      the amount of outstanding notes you are tendering; and

         (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

                  (A) the certificates for all certificated outstanding notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

                  (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

                  (C) any other documents required by the letter of transmittal.

BOOK-ENTRY TRANSFER

         The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

         If one of the following situations occur:

         (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

         (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date.

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

         To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address listed in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

         /bullet/ specify the name of the person having deposited the outstanding notes to be withdrawn;

         /bullet/ identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of such outstanding notes;

         /bullet/ be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

         /bullet/ specify the name in which any outstanding notes are to be registered if different from that of the person that deposited the outstanding notes to be withdrawn.

         If the outstanding notes have been delivered under the book-entry procedure set forth above under "--Procedures for Tendering," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn outstanding notes.

         We will determine, in our sole discretion, all questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination shall be final and binding on all parties. Any outstanding notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and registered notes will not be issued in exchange for such withdrawn outstanding notes unless the withdrawn outstanding notes are validly retendered. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

         Any outstanding notes that are tendered but not accepted due to withdrawal, rejection of tender or termination of the exchange offer will be returned as soon as practicable to the holder without cost to the holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility under the book-entry transfer procedures described above, these outstanding notes will be credited to an account maintained with such book-entry transfer facility for the outstanding notes).

CONDITIONS

         Notwithstanding any other term of the exchange offer, we are not required to accept for exchange any outstanding notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of any outstanding notes, if:

         /bullet/ the exchange offer will violate applicable law or any applicable interpretation of the SEC staff;

         /bullet/ the outstanding notes are not tendered in accordance with the exchange offer;

         /bullet/ you do not represent that you are acquiring the registered notes in the ordinary course of your business, that you are not engaging in and do not intend to engage in a distribution of the registered notes, and that you have no arrangement or understanding with any person to participate in a distribution of the registered notes; or

         /bullet/ any action or proceeding is instituted or threatened by any governmental agency with respect to the exchange offer which would reasonably be expected to impair our ability to proceed with the exchange offer.

         These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition or we may waive them in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of the right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         If we determine in our reasonable judgment that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders (or, in the case of outstanding notes delivered by book-entry transfer within DTC, credit any outstanding notes to the account maintained within DTC by the participant in DTC which delivered the notes), (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the tenders of outstanding notes (see "Withdrawal of Tenders" above) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn. If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

         First Union National Bank has been appointed as exchange agent for the exchange offer. Delivery of letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

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

BY REGISTERED OR CERTIFIED MAIL,      BY FACSIMILE (ELIGIBLE INSTITUTIONS ONLY):
OVERNIGHT COURIER OR HAND DELIVERY:
                                      704-590-7628

                                      Attention:        Exchange Department

                                      Confirmed by Telephone:  1-800-665-9343

First Union National Bank
Corporate Trust Operations            (Originals of all documents submitted by
1525 West W.T. Harris Blvd.           facsimile
Building 3C3                          should be sent promptly by hand, overnight
Charlotte, North Carolina 28288-1153  courier or registered or certified mail.)
Attention:  Exchange Department

         Delivery to other than the above address or facsimile number will not constitute a valid delivery of your outstanding notes.

FEES AND EXPENSES

         We will pay expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers and regular employees.

         We have not retained any dealer-manager as part of the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses under the exchange offer. We will also pay the reasonable fees and expenses of one firm acting as counsel for the outstanding purchasers. Expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

         You must pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to you.

ACCOUNTING TREATMENT

         The registered notes will be recorded at the same carrying value as the outstanding notes on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the outstanding notes will be amortized over the term of the registered notes.

                       DESCRIPTION OF THE REGISTERED NOTES

         We will issue the registered notes under the indenture for the outstanding notes dated as of October 6, 1999 between us, the Guarantors and First Union National Bank, as trustee. The following discussion summarizes selected provisions of the indenture. Because this is only a summary, it is not complete and does not describe every aspect of the notes and the indenture. Whenever there is a reference to particular sections or defined terms of the indenture, the sections or defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. There are references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms are terms that are defined in the indenture. You can find the definitions of certain of these terms in this summary under the heading "--Certain Definitions." In this description, the words "International Speedway," "we," "us" and "our" refer to International Speedway Corporation and not any of its subsidiaries. We urge you to read the indenture because it, and not this description, defines your rights as a holder of these notes. A copy of the indenture is available upon request to International Speedway at the address set forth under "Where You Can Find More Information."

GENERAL

         The indenture provided for the initial issuance of up to $225,000,000 principal amount of notes of which $225,000,000 are currently outstanding. Any outstanding notes that remain outstanding after the completion of the exchange offer, together with the registered notes issued in exchange for the outstanding notes will be treated as a single class of debt securities under the indenture. The outstanding notes and the registered notes to be issued in the exchange offer are collectively referred to as the "notes" in this summary description of the notes.

         The notes will mature on October 15, 2004 (referred to as the "Maturity Date").

         Interest on the notes will accrue at a rate of 7.875% per year from and including October 6, 1999 or from and including the most recent Interest Payment Date to which interest has been paid or provided for, payable on April 15 and October 15 of each year, beginning April 15, 2000 (each, referred to as an "Interest Payment Date").

         We will pay interest to the person in whose name the notes are registered, referred to as the "Holder," at the close of business on the date fifteen days prior to such Interest Payment Date, referred to as the "Regular Record Date." Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The notes will be issued only in fully registered form without coupons, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The notes are not entitled to the benefit of any mandatory redemption or sinking fund.

         The notes will be our unsecured senior obligations, ranking equally with all of our other unsecured and unsubordinated indebtedness which may be outstanding from time to time. Under certain circumstances, our Subsidiaries which are created or acquired after the date of the indenture will not be required to guaranty the notes. The indenture does not limit the amount of additional indebtedness that we or any of our Subsidiaries may incur. The indenture and the form of the notes do not contain provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, or similar restructuring involving us that may adversely affect holders of the notes.

         The notes will not be listed on any national securities exchange or automated quotation system.

SUBSIDIARY GUARANTEES OF NOTES

         All of our Subsidiaries that were guarantors in respect of our senior revolving credit facility as of the date of the indenture have, jointly and severally, fully and unconditionally guaranteed our obligations under the notes on an equal and ratable basis subject to the limitation described in the next to last paragraph of this description of the subsidiary guarantees. In addition, if any Subsidiary of ours which is not already a guarantor becomes a guarantor in respect of our senior revolving credit facility, we will cause such Subsidiary to enter into a supplemental indenture to the indenture pursuant to which such Subsidiary shall agree to guarantee our obligations under the notes.

         Under its subsidiary guarantee, each subsidiary guarantor will guarantee, jointly and severally, to each holder of notes and the trustee, the full and prompt performance of our obligations under the indenture and the notes, including the payment of principal of (or premium, if any, on) and interest on the notes.

         The subsidiary guarantees are unsecured obligations of each subsidiary guarantor and rank equally in right of payment with all senior indebtedness of that subsidiary guarantor and senior in right of payment to all subordinated indebtedness of that subsidiary guarantor. The subsidiary guarantees are effectively subordinated to secured indebtedness of the subsidiary guarantor with respect to the assets securing that indebtedness.

         The obligations of each subsidiary guarantor are limited to the maximum amount that will result in the obligations of that subsidiary guarantor under its subsidiary guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to the following: (i) all other contingent and fixed liabilities of that subsidiary guarantor; and
(ii) any collections from or payments made by or on behalf of any other subsidiary guarantor for the obligations of that other subsidiary guarantor under its subsidiary guarantee or under its contribution obligations contained in the indenture. Each subsidiary guarantor that makes a payment or distribution under a subsidiary guarantee will be entitled to a contribution from each other subsidiary guarantor in a pro rata amount based on the amount by which the fair value of the properties and assets of each subsidiary guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under such guarantor's subsidiary guarantee.

         Notwithstanding the foregoing, but subject to the requirements described below under "--Consolidation, Merger and Sale of Assets," any guarantee by a subsidiary guarantor shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any person other than us or another subsidiary guarantor (whether or not affiliated with the subsidiary guarantor) of all of the Capital Stock of such subsidiary guarantor, or all or substantially all of the assets of such subsidiary guarantor, pursuant to a transaction which is in compliance with the indenture or (ii) at our request, in the event that the lenders under the revolving credit facility unconditionally release such subsidiary guarantor from its guarantee obligations under such facility.

OPTIONAL REDEMPTION

         The notes will be redeemable, as a whole or in part, at our option, at any time or from time to time. We will provide the holders at least 30 days but not more than 60 days' notice of our intent to redeem. The redemption prices will be equal to the greater of:

(1)      100% of the principal amount of the notes to be redeemed, or

(2) the sum of the present values of the Remaining Scheduled Payments (as defined below) on those securities discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 30 basis points.

Accrued interest and Liquidated Damages, if any, will be paid to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Reference Treasury Dealers" means Salomon Smith Barney Inc., First Union Capital Markets Corp., Banc One Capital Markets, Inc., Raymond James & Associates, Inc. and SunTrust Equitable Securities and their successors. If any Reference Treasury Dealer shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

         "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealers and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealers, at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

         "Remaining Scheduled Payments" means, with respect to the notes to be redeemed, the remaining scheduled payments of principal of and interest on those notes that would be due after the related redemption date but for that redemption; provided, however, that if such redemption date is not an interest payment date with respect to the notes to be redeemed, the amount of the next succeeding scheduled interest payment on those notes will be reduced by the amount of interest accrued on such notes to such redemption date.

         On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate.

BOOK-ENTRY SYSTEM, FORM AND DELIVERY

         The notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as Depositary, and the provisions set forth under "Description of Notes--Global Securities" below will apply.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (the "Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants, referred to as the "Direct Participants," include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through, or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as the "Indirect Participants." The rules applicable to the Depositary and its Participants are on file with the Commission.

         Purchases of the notes under the Depositary's system must be made by or through Direct Participants, who receive a credit for the notes on the Depositary's records. The ownership interest of each actual purchaser of each note, referred to as "Beneficial Owner," is recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their Holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the notes except in the event that use of the book-entry system for the notes is discontinued.

         To facilitate subsequent transfers, all notes deposited by Participants with the Depositary will be registered in the name of Cede & Co. The deposit of the notes with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the notes; the Depositary's records reflect only the identify of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Delivery of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, the Depositary mails an omnibus proxy, referred to as an "Omnibus Proxy," to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the notes will be made to Cede & Co. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and will not be our responsibility, nor the responsibility of the Depositary or the Underwriters, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility or the responsibility of the trustee. Disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as securities depository with respect to the notes at any time by giving us reasonable notice. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the notes are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, certificates will be printed and delivered.

         We will not have any responsibility or obligation to Participants or the persons for whom they act as nominees with respect to the accuracy of the records of the Depositary, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the Beneficial Owners.

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

         The Depositary's management is aware that some computer applications, systems and the like for processing data, referred to as "Systems," that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary has informed its participants and other members of the financial community, referred to as the "Industry," that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades with in the Depositary, referred to as "DTC Services," continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depositary's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, the Depositary's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom the Depositary licenses software and hardware, and third party vendors on whom the Depositary relies for information or the provision of services, including telecommunications and electrical utility service providers, among others. The Depositary has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depositary acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depositary is in the process of developing such contingency plans as it deems appropriate.

         According to the Depositary, the foregoing information with respect to the Depositary has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The information contained above under the caption "Description of Notes-Book-Entry System, Form and Delivery" concerning the Depositary and the Depositary's book-entry system has been obtained from sources that we believe to be reliable. We do not, nor does the trustee, the underwriters, dealers or agents take responsibility for the accuracy or completeness thereof.

FORM, EXCHANGE AND TRANSFER

         The notes will be issuable only in fully registered form, without coupons, and only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof (Section 302). We shall deliver the notes, duly executed by us to the trustee for authentication, together with an order for the authentication and delivery of the notes. The trustee, in accordance with such order, shall authenticate and deliver such notes. No notes shall be entitled to any benefit under the indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the indenture and manually executed by the trustee or an authenticating agent duly appointed by the trustee. Such certificate shall be conclusive evidence, and the only evidence, that the notes have been duly authenticated and delivered under, and are entitled to the benefits of, the indenture.

         At the option of the holder, subject to the terms of the indenture and the limitations applicable to Global Securities, the notes will be exchangeable for other notes of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

         Subject to the terms of the indenture and the limitations applicable to Global Securities, the notes may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of the notes but we may require payment of any taxes or other governmental charges as described in the indenture. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as Registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent. We may also approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the notes (section 1002).

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

         In the event of a redemption in part, we will not be required to (i) issue, register the transfer of or exchange any notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any notes, in whole or in part, called for redemption, except the unredeemed portion of any such notes being redeemed in part (Section 305).

GLOBAL SECURITIES

         The Global Securities will have an aggregate principal amount equal to that of the notes that they represent. The Global Securities will have a legend regarding their restrictions on exchanges and registration of transfer referred to below and any such other matters as may be provided for pursuant to the indenture.

         No Global Security may be exchanged, in whole or in part, for notes registered, and no transfer of a Global Security, in whole or in part, may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the indenture, and we do not appoint a successor depository within 90 days of receipt of such notice; or (ii) there shall have occurred and be continuing an Event of Default with respect to the notes represented by such Global Security. All securities issued in exchange for a Global Security or any portion of a Global Security will be registered in such names as the Depositary may direct. (Section 305).

         So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by such Global Security for all purposes under the notes and the indenture. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any notes that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated notes in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any notes represented thereby for any purpose under the notes or the indenture. All payments of principal of, and any premium and interest on, a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. The laws of some jurisdictions require that certain purchasers (for example, certain insurance companies) of securities take physical delivery of such securities in definitive form. These laws may impair your ability to transfer your beneficial interests in a Global Security to these types of purchasers.

         Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee, referred to as "participants," and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of notes represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the trustee or any agent of the Company or the trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

         Payment of interest on a note on any Interest Payment Date will be made to the Person in whose name such note is registered at the close of business on the Regular Record Date for such interest (Section 307).

         Principal of, and any premium and interest on, the notes will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. However, at our option, payment of any

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

interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Note Register.

         The corporate trust office of the trustee in Charlotte, North Carolina will be designated as our sole paying agent for payments with respect to notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each Place of Payment for the notes (Section 1002).

         All monies paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any notes that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us. After such time, the Holder of such note will look only to us for payment of such amounts (Section 1003).

RESTRICTIVE COVENANTS

         LIMITATION ON LIENS. The indenture provides that, except as otherwise provided in the next succeeding paragraph, neither we nor any Restricted Subsidiary (as defined below) of ours will issue, assume or guarantee any indebtedness for borrowed money, referred to as "Debt," secured by any mortgage, pledge, security interest, lien or other encumbrance, referred to as a "Lien," upon any Principal Property of ours or of any Restricted Subsidiary or upon any shares of stock or Debt of any Restricted Subsidiary (whether such Principal Property, shares of stock or Debt are now owned or hereafter acquired) unless we secure or cause such Restricted Subsidiary to secure the notes equally and ratably with, or prior to, such secured Debt, for so long as such Debt will be so secured. The restriction will not apply to Debt secured by:

(A) Liens on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation's becoming a Restricted Subsidiary;

(B) Liens on any property (including shares of stock or Debt) existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 180 days after, the acquisition of such property, shares of stock or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction costs thereof (provided such Liens are limited to such property, improvements thereon and the land upon which such property and improvements are located and any other property not then constituting a Principal Property);

(C) Liens on any property to secure all or any part of the cost of development, operations, construction, alteration, repair or improvement of all or any part of such property, or to secure Debt incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided such Liens are limited to such property, improvements thereon and the land upon which such property and improvements are located and any other property not then constituting a Principal Property);

(D) Liens which secure Debt owing by a Restricted Subsidiary to us or to another Restricted Subsidiary or by us to a Restricted Subsidiary;

(E) Liens securing indebtedness of a corporation which becomes our successor in accordance with the provisions described under the heading "--Consolidation, Merger and Sale of Assets" below;

(F) Liens on our property or the property of a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to

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         secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens, or in favor of any trustee or mortgagee for the benefit of holders of indebtedness of any such entity incurred for any such purpose;

(G)      Liens existing as of the date of the indenture; and

(H) any extension, renewal or replacement (or successive extension, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (A) to (G), inclusive, or of any Debt secured thereby; provided that such extension, renewal or replacement Lien shall be limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus any improvements on such property) and shall secure no larger amount of Debt than that existing at the time of such extension, renewal or replacement.

         Notwithstanding the foregoing restrictions, we and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if at the time it does so, referred to as the "Incurrence Time," the aggregate amount of such Debt plus all of our and our Restricted Subsidiaries' other Debt secured by a Lien which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (A) through (H) referred to above), plus the aggregate Attributable Debt (determined as of the Incurrence Time) of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted by clause (1) under the heading "--Limitations on Sale and Leaseback Transactions" below) entered into after the date of the indenture and in existence at the Incurrence Time (less the aggregate amount of proceeds of such Sale and Leaseback Transactions which shall have been applied in accordance with clause (3) under "--Limitations on Sale and Leaseback Transactions"), does not exceed 15% of Consolidated Net Tangible Assets.

         LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. The indenture provides that neither we nor any of our Restricted Subsidiaries will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

         (1) we or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to the foregoing covenant relating to "--Limitation on Liens," without equally and ratably securing the notes, to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property; or

         (2) our Attributable Debt and the Attributable Debt of our Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the date of the indenture (other than such Sale and Leaseback Transactions as are permitted by clause (1) or clause (3) of this paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in subdivisions (A) through (H) under the heading "--Limitation on Liens" above) which do not equally and ratably secure the notes, would not exceed 15 % of Consolidated Net Tangible Assets; or

         (3) we, within 180 days after the sale or transfer: (A) apply or cause a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by the Board of Directors) to the retirement of the notes or other of our indebtedness (other than indebtedness subordinated to the notes) or indebtedness of a Restricted Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application, provided that the amount to be so applied shall be reduced by (i) the principal amount of notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of us or a Restricted Subsidiary other than notes voluntarily

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                  retired by us or a Restricted Subsidiary within 180 days after such sale or transfer; or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including investments in Additional Assets by a Restricted Subsidiary); provided, further, that notwithstanding the foregoing, no retirement referred to in this clause (3) may be affected by payment at Maturity; or

         (4) the lease period for such Sale and Leaseback Transaction, including renewals, is for not more than three years.

         Notwithstanding the foregoing, where we are, or any Restricted Subsidiary is, the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by us or any other Restricted Subsidiary of the lessee's obligation thereunder.

CERTAIN DEFINITIONS

         The term "Additional Assets" means (i) any property or assets (other than indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by us or a Restricted Subsidiary in a Related Business; (ii) Capital Stock of a person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by us or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any person that at such time is a Restricted Subsidiary that is not a wholly-owned subsidiary; or (iv) the costs of improving or developing any property owned by us or a Restricted Subsidiary that is used in a Related Business.

         The term "Attributable Debt" means, in respect of a Sale and Leaseback Transaction and as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, services, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon monetary inflation or the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         The term "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

         The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (b) all current liabilities, all as shown on our most recent consolidated financial statements filed with the SEC prior to the time as of which "Consolidated Net Tangible Assets" shall be determined.

         The term "Maturity," when used with respect to any security, means the date on which the principal of such security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         The term "Principal Property" means any single racetrack facility or business unit located within the United States of America (other than its territories and possessions) and owned or operated by, or leased to, us or any Subsidiary, the book value of the property and equipment of which (as shown, net of depreciation, on the books of the owner or owners thereof) is not less than 4% of the Consolidated Net Tangible Assets as shown on our most recent consolidated financial statements filed with the SEC, except (a) any such facility (i) owned or operated or leased jointly or in common with one or more Persons other than by us or our Subsidiaries, in which our interest and the interest of our Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines by Board Resolution in good faith is not of material importance to the total business conducted, or assets owned, by us and

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our Subsidiaries as an entirety, or (b) any portion of any such facility which the Board of Directors determines by Board Resolution in good faith not to be of material importance to the use or operation of such facility.

         The term "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to our business and the Restricted Subsidiaries on the issue date.

         The term "Restricted Subsidiary" means any of our Subsidiaries substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories and possessions) which shall at the time, directly or indirectly through one or more Subsidiaries or in combination with one or more other Subsidiaries, own, operate or be a lessee of a Principal Property.

         The term "Subsidiary" shall mean, as to any person, a corporation, partnership, limited liability company or other entity of which the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such person. For purposes of the indenture, all Subsidiaries are also our affiliates.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The indenture provides that we may not consolidate with or merge into, or convey, transfer or lease our and our Subsidiaries properties and assets substantially as an entirety to, any Person, referred to as a "successor Person," and may not permit any Person to merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, us, unless:

           (i) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the notes and under the indenture;

           (ii) immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

           (iii) if, as a result of the transaction, our property or the property of any of our Restricted Subsidiaries becomes subject to a Lien that would not be permitted under the provisions described under the heading "Restrictive Covenants--Limitations on Liens" above, we take such steps as shall be necessary to secure the notes, if any, equally and ratably with (or prior to) the indebtedness secured by such Lien; and

           (iv)   certain other conditions are met (Section 801).

EVENTS OF DEFAULT

         The following are Events of Default under the indenture with respect to the notes:

         /bullet/ failure to pay principal of or premium, if any, on any notes when due;

         /bullet/ failure to pay any interest on any notes when due, continued for 30 days;

         /bullet/ failure to perform any of our covenants in the indenture, continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding notes, as provided in the indenture;

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

         /bullet/ if any guarantee of the notes shall be deemed to be unenforceable or invalid in any judicial proceeding or shall cease to be in full force and effect, or any guarantor or any person acting on behalf of any guarantor shall deny or disaffirm its obligations under its guarantee; and

         /bullet/ certain events in bankruptcy, insolvency or reorganization.

         If an Event of Default (other than an Event of Default relating to bankruptcy, insolvency or reorganization as described above) with respect to the notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an Event of Default relating to bankruptcy, insolvency or reorganization as described above with respect to the notes occurs, the principal amount of all the notes will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes, may under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture (Section 502). For information as to waiver of defaults, see "Modification and Waiver" below.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity (Section 603). Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes (Section 512).

         Holders of notes do not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

         (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the notes;

         (ii) the holders of at least 25% in aggregate principal amount of the notes have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee; and

         (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the notes a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

         However, such limitations do not apply to a suit instituted by a holder of notes for the enforcement of payment of the principal of or any premium or interest on such notes on or after the due date of such notes (Section 508).

         We will be required to furnish to the trustee annually a statement as to our performance of our covenants and agreements under the indenture. We must also specify all such known defaults under the indentures (Section 1004).

MODIFICATION AND WAIVER

         Modifications or amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the notes, except that no such modification or amendment may, without the consent of the holders of all the notes to:

         (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, the

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                  notes;

         (b) reduce the principal amount of, or any premium or interest on, the notes;

         (c) reduce the amount of principal payable upon acceleration of the Maturity of the notes;

         (d) change the place or currency of payment of principal of, or any premium or interest on, the notes;

         (e) impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

         (f) reduce the percentage in principal amount of notes, the consent of whose holders is required for modification or amendment of the indenture;

         (g) reduce the percentage in principal amount of notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

         (h) modify the provisions of the indenture with respect to modification and waiver (Section 902).

         The holders of a majority in principal amount of the notes may waive our compliance with certain restrictive provisions of the indenture (Sections 1010 and 1008). The holders of a majority in principal amount of the notes may waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding note (Section 513).

         We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture, except in limited circumstances. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of notes, such action may be taken only by persons who are holders of outstanding notes on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such notes within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section
104).

DEFEASANCE AND COVENANT DEFEASANCE

         We may elect at any time to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the indenture, applied to the notes or to any specified part of the notes.

         /bullet/ DEFEASANCE AND DISCHARGE. The indenture provides that we will be discharged from all of our obligations with respect to such notes (except for certain obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such notes of money or U.S. Government Obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest on, the notes on the Stated Maturity in accordance with the terms of the indenture and the notes. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at

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                  the same times as would have been the case if such deposit, defeasance and discharge were not to occur (Sections 1302 and 1304).

         /bullet/ DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that we may omit to comply with certain restrictive covenants, including those described under "--Restrictive Covenants" and in the last sentence under "--Consolidation, Merger and Sale of Assets," and the occurrence of certain Events of Default will be deemed not to be or result in an Event of Default, in each case with respect to the notes. In order to do so, we will be required to deposit, in trust for the benefit of the holders of the notes, money or U.S. Government Obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest, on the notes on the Stated Maturity in accordance with the terms of the indenture and the notes. We will also be required, among other things, to deliver to the trustee an Opinion of Counsel to the effect that holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any notes and such notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1303 and 1304).

NOTICES

         Notices to Holders of notes will be given by mail to the addresses of such holders as they appear in the Register of notes (Sections 101 and 106).

TITLE

         We, the trustee and any of our or the trustee's agents may treat the Person in whose name any note is registered as the absolute owner of the note (whether or not the note may be overdue) for the purpose of making payment and for all other purposes (Section 308).

GOVERNING LAW

         The indenture is and the registered notes will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

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              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material U.S. federal income and estate tax considerations we expect to apply to a holder's acquisition, holding and disposition of a registered note. This discussion is based on the Internal Revenue Code of 1986, Treasury regulations promulgated hereunder, administrative positions of the Internal Revenue Service (the "IRS") and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect, or to different interpretations. There can be no assurance that the IRS will not challenge one or more of the conclusions described herein. We have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of a registered note. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, a person subject to the alternative minimum tax provisions of the
Code). In addition, it is not intended to be wholly applicable to all categories of investors, some of which (like dealers in securities, banks, insurance companies, tax-exempt organizations, persons holding a registered note as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction and persons who have a "functional currency" other than the U.S. dollar) may be subject to special rules. The discussion also does not address any aspect of state, local or foreign law, or U.S. federal estate and gift tax law other than U.S. federal estate tax law as applicable to a "Non-U.S. Holder" (as defined below). In addition, this discussion is limited to an original holder of a registered note who acquired an outstanding note exchanged for the registered note on its original issue date and at its original issue price within the meaning of Section 1273 of the Code and who will hold the registered note as a "capital asset" within the meaning of Section 1221 of the Code.

         HOLDERS OF OUTSTANDING NOTES ARE ADVISED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE REGISTERED NOTES.

EXCHANGE OF NOTES

         The exchange of an outstanding note for a registered note pursuant to the exchange offer should not be a taxable exchange for U.S. Federal income tax purposes. Accordingly, a registered note acquired in exchange for an outstanding note should have the same adjusted basis, holding period, issue price, adjusted issue price, stated redemption price at maturity, yield and accrual periods as the outstanding note had in the hands of its beneficial owner immediately before the exchange. The tax consequences of ownership and disposition of a registered note should be the same as the tax consequences of the ownership and disposition of the outstanding note surrendered in exchange for it.

         Accordingly, in the following discussion, the U.S. Federal income tax consequences with respect to a registered note assume that the registered note is treated, for U.S. Federal income tax purposes, as the same note as the outstanding note for which it was issued and that the registered note has the same adjusted basis, holding period, issue price, adjusted issue price, stated redemption price at maturity, yield and accrual periods as the outstanding note had in the hands of its beneficial owner immediately before the exchange, and that any amounts that accrue or are paid or payable on an outstanding note are treated as accruing or as paid or payable on the registered note.

U.S. HOLDERS

         The following discussion is limited to a holder of a registered note that is a "U.S. Holder." For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a registered note that for U.S. federal income tax purposes is (i) a citizen or resident (as defined in Section 7701(b) of the Code) of the United States, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in the United States or under the law of the United States, any state or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

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         TAXATION OF STATED INTEREST ON THE REGISTERED NOTES. Generally,
payments of "qualified stated interest" will be includible in a U.S. Holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time they are paid or accrue in accordance with the U.S. Holder's regular method of tax accounting. Generally, "qualified stated interest" payments include stated interest payments that are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments.

         ORIGINAL ISSUE DISCOUNT ON THE REGISTERED NOTES. The outstanding notes were issued with a DE MINIMIS amount of original issue discount or "OID," and each registered note therefore should have the same DE MINIMIS OID as the outstanding note exchanged therefor. A U.S. Holder is not required to include DE MINIMIS OID on a registered note in income in advance of the receipt of the corresponding cash payments on the registered note. The amount of DE MINIMIS OID with respect to each registered note will be equal to the excess of (i) the "stated redemption price at maturity" of the registered note (100% of its principal amount) over (ii) the "issue price" of the registered note (99.845% of its principal amount).

         A U.S. Holder may elect (the "Accrual Election") to include in gross income, on the constant yield method specified in the Treasury regulations, all income on a registered note (including stated interest, OID, DE MINIMIS OID, market discount, acquisition discount, DE MINIMIS market discount and unstated interest), as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a registered note with respect to which the Accrual Election has been made, the issue price of the registered note will equal the electing U.S. Holder's adjusted basis in the registered note immediately after its acquisition, the issue date of the registered note will be the date of its acquisition by the electing U.S. Holder, and no payments on the registered note will be treated as payments of qualified stated interest. An Accrual Election will generally apply only to the registered note with respect to which it is made and may not be revoked without the consent of the IRS. Any Accrual Election made with respect to an outstanding note or a registered note should be treated as an Accrual Election made with respect to the corresponding registered note or outstanding note, respectively.

         ADJUSTED TAX BASIS. A U.S. Holder's tax basis in a registered note for which an Accrual Election has been made will be increased by the amount of OID that the U.S. Holder includes in income pursuant to the rules described in the preceding paragraph through the day preceding the day of disposition and will be decreased by the amount of any cash payments received on the registered note. In other cases, a U.S. Holder's tax basis in a registered note generally will be the U.S. Holder's purchase price for the registered note.

         SALE, EXCHANGE OR RETIREMENT OF A REGISTERED NOTE. Each U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or retirement of a registered note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a registered note is attributable to the payment of accrued interest on the registered note not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in the instrument. In each case, the gain or loss will be long-term capital gain or loss if the registered note has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gain recognized on a sale, exchange or retirement of a registered note by certain noncorporate U.S. Holders is subject to tax at a maximum tax rate of 20%.

         Prospective acquirors of registered notes should be aware that the resale of a registered note may be affected by the "market discount" rules of the Code, under which a portion of any gain realized on the retirement or other disposition of a registered note by a subsequent holder that acquires the registered note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrues while that holder holds the registered note.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. A U.S. Holder of a registered note may be subject, under certain circumstances, to information reporting and "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of a registered note. The backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. Holder who does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of a registered note the amount of any "reportable payments" and the amount of tax withheld, if any, with respect to those payments.

         Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a refund or as a credit against that U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed.

NON-U.S. HOLDERS

         The following discussion is limited to U.S. federal income and estate tax consequences relevant to a Non-U.S. Holder. As used herein, a "Non-U.S. Holder" is a beneficial owner of a registered note, that, for U.S. federal income tax purposes, is (a) a nonresident alien individual, (b) a corporation or partnership (or an entity treated as a corporation or partnership) created or organized in or under the law of a country (or a political subdivision thereof) other than the United States or (c) a foreign estate or trust, which generally is an estate or trust that is not a U.S. Holder. For purposes of the withholding tax discussed below (other than backup withholding), a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. This discussion does not address tax consequences relevant to an expatriate or former long-term resident of the United States or to a person who holds a registered note through a partnership. A person who holds a registered note through a hybrid entity (that is, an entity that is fiscally transparent for U.S. federal income tax purposes but not for foreign tax purposes) may not be entitled to the benefits of a tax treaty. For example, a person who is a partner in a foreign partnership or beneficiary of a foreign trust or estate and who is subject to U.S. federal income tax because of his own status, for example, as a U.S. resident or a foreign person engaged in trade or business in the United States, may be subject to U.S. federal income tax even though the foreign partnership, trust or estate is not itself subject to U.S. federal income tax. For purposes of the following discussion, "U.S. trade or business income" of a Non-U.S. Holder generally means interest or gain on a sale, exchange or retirement of a registered note if that interest or gain is (i) effectively connected with trade or business conducted by the Non-U.S. Holder within the United States or (ii) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment (or fixed base) of the Non-U.S. Holder in the United States.

         STATED INTEREST AND OID ON THE REGISTERED NOTES. In general, interest (and premium, if any) paid to (and, if an Accrual Election has been made, OID paid to or accrued by) a Non-U.S. Holder of a registered note will not be subject to U.S. withholding tax if it qualifies for the portfolio interest exemption, and it will not otherwise be subject to U.S. federal income tax if it is not U.S. trade or business income of the Non-U.S. Holder. Interest (and such OID) on a registered note qualifies for the portfolio interest exemption if (i) the Non-U.S. Holder of the registered note (a) does not own, actually and constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (b) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and (c) is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business and (ii) either (a) the Non-U.S. Holder certifies, under penalties of perjury, to us or the paying agent, as the case may be, that it is a Non-U.S. Holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the registered note on behalf of the Non-U.S. Holder certifies, under penalties of perjury, that it or a Financial Institution between it and the Non-U.S. Holder has received such a certificate and furnishes the payor with a copy thereof. Recently adopted Treasury regulations that generally will be effective for payments made on or after January 1, 2001 provide alternative methods for satisfying the certification requirement described in (ii) above. The new regulations generally will require, in the case of a registered note held by a foreign partnership, that the certificate described in (ii) above must be provided by the partners rather than by the foreign partnership and that the partnership must provide certain information, including a U.S. TIN.

         Interest and premium, if any (and, if an Accrual Election has been made, OID) paid to or accrued by a Non-U.S. Holder that constitutes U.S. trade or business income will be subject to U.S. federal income tax on a net income basis at graduated rates in the same manner that a U.S. taxpayer is subject to tax and will be exempt from the withholding tax described above. In the case of a Non-U.S. Holder that is a corporation, U.S. trade or business income under certain circumstances also will be subject to an additional branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). The gross amount of interest (and premium, if any, and, if an Accrual Election has been made, OID) paid to a Non-U.S. Holder that does not qualify for the portfolio interest exemption and that is not U.S. trade or business income will be subject to withholding of U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty reduces or eliminates withholding. To claim the benefit of a tax treaty or to claim an exemption from withholding because income is U.S. trade or business income, a Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or a successor form), as applicable, prior to the payment of the income. These forms generally must be updated periodically. Under the new regulations, a Non-U.S. Holder claiming either of those exemptions will be required to provide an IRS Form W-8. In addition, under the new regulations, a Non-U.S. Holder who is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and to provide certain documentary evidence issued by a foreign governmental authority to prove residence in the foreign country. Special procedures are provided in the new regulations for payments through qualified intermediaries. A holder of an outstanding note should consult its own tax adviser regarding the effect, if any, of the new regulations on it.

         SALE, EXCHANGE OR RETIREMENT OF A REGISTERED NOTE. Subject to the discussion below of backup withholding, gain recognized by a Non-U.S. Holder on a sale, exchange or retirement of a registered note generally will not be subject to U.S. federal income tax unless (i) the gain is U.S. trade or business income of the Non-U.S. Holder or (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the registered note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition.

         Prospective acquirors of registered notes should be aware that the resale of a registered note to a U.S. Holder may be affected by the "market discount" rules of the Code, under which a portion of any gain realized on retirement or other disposition of a registered note by a subsequent holder that is a U.S. Holder that acquires the registered note at a market discount generally would be treated as ordinary income to the extent of the market discount that accrued while the U.S. Holder holds the registered note.

         FEDERAL ESTATE TAX. A registered note that is owned, or treated as owned, by an individual who is not a citizen of the United States and who is not domiciled in the United States at the time of death will not be subject to U.S. federal estate tax, provided the individual did not own, actually and constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and provided the income on the registered note was not U.S. trade or business income. A registered note that is owned, or is treated as owned, by an individual who is domiciled in the United States at the time of death will be subject to U.S. federal estate tax regardless of whether such holder is neither a citizen nor a resident of the United States.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. We must report annually to the IRS and to each Non-U.S. Holder any interest (or OID) that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Information reporting and backup withholding (at a rate of 31%) do not apply to interest (or OID) paid to a Non-U.S. Holder if the holder makes the requisite certification or otherwise establishes an exemption provided that neither we nor our paying agent has actual knowledge that the holder is not a Non-U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

         Backup withholding and information reporting do not apply to our payments of principal of a registered note to a Non-U.S. Holder if the holder certifies under penalties of perjury that it is not a U.S. Holder or otherwise establishes an exemption provided that neither we nor our paying agent has actual knowledge that the holder is not a Non-U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

         The payment of the proceeds from the disposition of a registered note to or through the U.S. office of any broker, U.S. or foreign, is subject to information reporting and possible backup withholding unless the owner certifies under penalties of perjury that it is not a U.S. Holder or otherwise establishes an exemption provided that the broker does not have actual knowledge that the holder is not a Non-U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

         The proceeds of a disposition of a registered note by a Non-U.S. Holder to or through a foreign office of a broker will not be subject to backup withholding. However, information reporting will apply in the case of a "U.S. related broker" unless the broker has documentary evidence in its files of the Non-U.S. Holder's foreign status and has no actual knowledge to the contrary or unless the Non-U.S. Holder otherwise establishes an exemption. A broker is a "U.S. related broker" if the broker is a United States person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose income from all sources for a designated period is from or, with respect to payments made on or after January 1, 2001, a foreign partnership that, at any time during its taxable year, is owned 50% or more (by income or capital interest) by United States persons or is engaged in the conduct of trade or business in the United States. The new regulations provide certain presumptions under which a Non-U.S. Holder will be subject to backup withholding and information reporting unless the Non-U.S. Holder provides a certification as to its status as a Non-U.S. Holder.

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or as a credit against the Non-U.S. Holder's U.S. federal income tax liability, provided the requisite procedures are followed.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives registered notes in exchange for outstanding notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of six months after consummation of the exchange offer. In addition, until _________, 2000, all dealers effecting transactions in the registered noted may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such registered notes. Any broker-dealer that effects any resale of registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such registered notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of six months after consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, information statements and other information with the SEC. Prior to the Penske Acquisition, Penske Motorsports also filed annual, quarterly and special reports, information statements and other information with the SEC. You may read and copy any reports, statements and other information we file or that Penske Motorsports filed prior to the Penske Acquisition at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Ours as well as Penske Motorsports' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." We have filed a registration statement on Form S-4 with the SEC to register under the Securities Act the registered notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or in any other subsequently filed document which we also incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer:

         /bullet/ Our Annual Report on Form 10-K for the fiscal year ended
                  November 30, 1998;

         /bullet/ Our Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 1999, May 31, 1999 and August 31, 1999;

         /bullet/ Our Current Reports on Form 8-K filed May 6, 1999, May 12,
                  1999, June 3, 1999, July 1, 1999, July 6, 1999, July 28, 1999,
                  September 27, 1999, October 6, 1999, October 8, 1999 and January 4, 2000; and

         /bullet/ Penske Motorsports' Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         You can obtain copies of any of the documents incorporated by reference in this document without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus, by requesting them in writing or by telephone to:

                       International Speedway Corporation
                   1801 West International Speedway Boulevard
                          Daytona Beach, Florida 32114
              Attention: Wes Harris, Director of Investor Relations
                                 (904) 254-2700

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We may not make an offer of the registered notes in any state where the offer is not permitted. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus or in the documents we incorporate in this prospectus by reference is correct after this date.

                                  LEGAL MATTERS

         The validity of the registered notes offered hereby will be passed upon by Greenberg Traurig, P.A., Miami, Florida

                                     EXPERTS

         The consolidated financial statements (including the schedule incorporated by reference) of International Speedway as of November 30, 1997 and 1998, and for the year ended August 31, 1996, the three-month period ended November 30, 1996, and the fiscal years ended November 30, 1997 and 1998, incorporated by reference in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Penske Motorsports as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus and the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports thereon incorporated by reference elsewhere herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


=============================================================      =============================================================
We have not authorized any dealer, sales
representative or any other person to give any
information or to make any representations not
contained in this prospectus or the
accompanying letter of transmittal.  This prospectus and the accompanying letter of transmittal do not offer to sell or buy any securities in any jurisdiction where it is unlawful.
                                                                                              [ISC LOGO]
                                                                                        INTERNATIONAL SPEEDWAY
                                                                                              CORPORATION

                                                                                          OFFER TO EXCHANGE

                                                                                             $225,000,000

                                                                             ALL OUTSTANDING 7.875% SENIOR NOTES DUE 2004

                                                                                                FOR

                                                                                 REGISTERED 7.875% SENIOR NOTES DUE 2004

                         ---------------
                        TABLE OF CONTENTS

                                                         PAGE
                                                         ----

Cautionary Statement Regarding Forward-Looking Statements...i
Prospectus Summary..........................................1
Risk Factors...............................................15
Use of Proceeds............................................20
Capitalization.............................................21

Selected Financial Data....................................22                    -----------------------------------------
Pro Forma Financial Data...................................24                                  PROSPECTUS
Management's Discussion and Analysis of Financial Condition                      -----------------------------------------
   and Results of Operations...............................29
Description of the Senior Credit Facility..................35
Motorsports Industry Overview..............................37
Business...................................................41
The Exchange Offer.........................................47
Description of the Registered Notes........................56
Certain United States Federal Income Tax Consequences......69
Plan of Distribution.......................................73
Where You Can Find More Information........................74
Documents Incorporated By Reference........................74
Legal Matters..............................................75
Experts....................................................75

                                                                                                           , 2000
=============================================================      =============================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in that statute. The registrant's Amended and Restated Articles of Incorporation provide that the registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and person serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had not reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the registrant in a proceeding by or in the right of the registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The registrant maintains a policy of director's and officers' liability insurance that insures, subject to certain exclusions, the registrant's directors and officers against the cost of defense, settlement, or payment of a judgment in connection with a proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   EXHIBIT
   NUMBER                             DESCRIPTION
------------  -----------------------------------------------------------------
    1.1 Purchase Agreement dated October 1, 1999, between the Registrant and the initial purchasers named therein.*
    3.1       Registrant's Amended and Restated Articles of Incorporation (1)***
    3.2       Registrant's Bylaws. (2)***
    4.1 Indenture, dated October 6, 1999, between the Registrant, the Co-Registrants and First Union National Bank, as trustee. (2)****
    4.3 Registration Rights Agreement, dated October 6, 1999, among Salomon Smith Barney and First Union
              Securities, Inc. (as representatives of the initial purchasers) and the Registrant.*
    4.4       Form of Registered Note (included in Exhibit 4.1).(2)****
    4.5 $300,000,000 Credit Agreement, dated as of July 21, 1999, as amended, among the Registrant, the
              Co-Registrants and the lenders parties thereto.(1)****
    5.1       Opinion of Greenberg Traurig, P.A.*
   10.1       Daytona Property Lease.(3)***
   10.2       1994 Long-Term Incentive Plan.(4)***
   10.3       1996 Long-Term Incentive Plan.(5)***
   10.4       Split Dollar Agreement.(6)***
   10.5       Split Dollar Agreement.(7)***
   12.1       Statement of Computation of Ratio of Earnings to Fixed Charges.*
   21.1       Subsidiaries of the Registrant.*
   23.1       Consent of Ernst & Young LLP.*
   23.2       Consent of Deloitte & Touche LLP.*
   23.3       Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).*
   24.1       Powers of Attorney (included on signature pages).*
   25.1       Statement of Eligibility of Trustee.**
   99.1       Form of Letter of Transmittal with respect to Exchange Offer.**
   99.2       Form of Notice of Guaranteed Delivery.**
   99.3       Form of Exchange Agent Agreement.**
   99.4       Forms of Tender Instruction Letters.**
------------------------
*        Filed herewith.
**       To be filed by amendment.
*** Incorporated by reference to the exhibit shown in parentheses and filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998.
**** Incorporated by reference to the exhibit shown in parentheses and filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999.

         (b)      Financial Statement Schedules.

         Schedules not listed above have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

         1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents files subsequent to the effective date of the registration statement through the date of responding to the request.

         4. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                        DESCRIPTION
--------                                      -----------

   1.1 Purchase Agreement dated October 1, 1999, between the Registrant and the initial purchasers named therein.

   4.3 Registration Rights Agreement, dated October 6, 1999, among Salomon Smith Barney and First Union Securities, Inc. (as representatives of the initial purchasers) and the Registrant.

   5.1          Opinion of Greenberg Traurig, P.A.

  12.1          Statement of Computation of Ratio of Earnings to Fixed Charges.

  21.1          Subsidiaries of the Registrant.

  23.1          Consent of Ernst & Young LLP.

  23.2          Consent of Deloitte & Touche LLP.

  23.3          Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

  24.1          Powers of Attorney (included in signature pages).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                       INTERNATIONAL SPEEDWAY CORPORATION

                                       By:/S/ JAMES C. FRANCE
                                          -------------------------------
                                          James C. France
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                                              DATE
                        ---------                                                              ----
/S/ WILLIAM C. FRANCE                              Chairman of the Board and Chief      January 4, 2000
-------------------------------------------------     Executive Officer (Principal
    William C. France                                    Executive Officer)

/S/ SUSAN G. SCHANDEL                              Vice President, Chief Financial      January 4, 2000
-------------------------------------------------   Officer and Treasurer (Principal
    Susan G. Schandel                                     Financial Officer)

/S/ DANIEL W. HOUSER                               Controller (Principal Accounting     January 4, 2000
-------------------------------------------------              Officer)
    Daniel W. Houser

/S/ JAMES C. FRANCE                               President, Chief Operating Officer    January 4, 2000
-------------------------------------------------            and Director
    James C. France

/S/ LESA D. KENNEDY                               Executive Vice President and Director January 4, 2000
-------------------------------------------------
    Lesa D. Kennedy

/S/ H. LEE COMBS                                  Senior Vice President-- Operations    January 4, 2000
-------------------------------------------------           and Director
    H. Lee Combs

/S/ J. HYATT BROWN                                             Director                 January 4, 2000
-------------------------------------------------
    J. Hyatt Brown


                        SIGNATURE                                                              DATE
                        ---------                                                              ----
/S/ JOHN R. COOPER                                             Director                 January 4, 2000
-------------------------------------------------
    John R. Cooper

/S/ WALTER P. CZARNECKI                                        Director                 January 4, 2000
-------------------------------------------------
    Walter P. Czarnecki

/S/ ROBERT R. DYSON                                            Director                 January 4, 2000
-------------------------------------------------
    Robert R. Dyson

/S/ JAMES H. FOSTER                                            Director                 January 4, 2000
-------------------------------------------------
    James H. Foster

/S/ BRIAN Z. FRANCE                                            Director                 January 4, 2000
-------------------------------------------------
    Brian Z. France

/S/ CHRISTY F. HARRIS                                          Director                 January 4, 2000
-------------------------------------------------
    Christy F. Harris

/S/ RAYMOND K. MASON, JR.                                      Director                 January 4, 2000
-------------------------------------------------
    Raymond K. Mason, Jr.

/S/ GREGORY W. PENSKE                                          Director                 January 4, 2000
-------------------------------------------------
    Gregory W. Penske

/S/ ROGER S. PENSKE                                            Director                 January 4, 2000
-------------------------------------------------
    Roger S. Penske

/S/ EDWARD H. RENSI                                            Director                 January 4, 2000
-------------------------------------------------
   Edward H. Rensi

/S/ LLOYD E. REUSS                                             Director                 January 4, 2000
-------------------------------------------------
    Lloyd E. Reuss

/S/ CHAPMAN J. ROOT                                            Director                 January 4, 2000
-------------------------------------------------
    Chapman J. Root

/S/ THOMAS W. STAED                                            Director                 January 4, 2000
-------------------------------------------------
    Thomas W. Staed

                                      II-6


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            AMERICROWN SERVICE CORPORATION

                                            By:/S/ MICHAEL G. GENTRY
                                               ---------------------
                                                Michael G. Gentry
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ MICHAEL G. GENTRY                                        President and Director (Principal     January 4, 2000
-------------------------------------------------------              Executive Officer)
    Michael G. Gentry

/S/ DANIEL W. HOUSER                                         Treasurer (Principal Financial and    January 4, 2000
-------------------------------------------------------              Accounting Officer)
    Daniel W. Houser


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fontana, State of California, on January 4, 2000.

                                            CALIFORNIA SPEEDWAY CORPORATION

                                            By: /S/ SCOTT ATHERTON
                                               ----------------------------
                                                Scott Atherton
                                                President

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ SCOTT ATHERTON                                            President and Director (Principal     January 4, 2000
-------------------------------------------------------             Executive Officer)
    Scott Atherton

/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                     Officer)
    Susan G. Schandel

/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------             Accounting Officer)
    Daniel W. Houser

/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
    Gregory W. Penske

/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
   Lesa D. Kennedy

/S/ H. LEE COMBS                                                           Director                 January 4, 2000
-------------------------------------------------------
    H. Lee Combs


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            CHICAGO HOLDINGS, INC.

                                            By:/S/ JAMES C. FRANCE
                                               ___________________
                                                James C. France
                                                President

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----

/S/ JAMES C. FRANCE                                           President and Director (Principal     January 4, 2000
-------------------------------------------------------                Executive Officer)
    James C. France

/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
    Susan G. Schandel

/S/ DANIEL W. HOUSER                                             Vice President and Assistant       January 4, 2000
-------------------------------------------------------        Treasurer (Principal Accounting
    Daniel W. Houser                                                       Officer)

/S/ H. LEE COMBS                                                 Vice President and Director        January 4, 2000
-------------------------------------------------------
    H. Lee Combs

/S/ WILLIAM C. FRANCE                                                      Director                 January 4, 2000
-------------------------------------------------------
    William C. France

/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
    Lesa D. Kennedy


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn, State of Michigan, on January 4, 2000.

                                            COMPETITION TIRE SOUTH, INC.

                                            By: /S/ JOHN W.A. WOODY, JR.
                                               -------------------------
                                                John W.A. Woody, Jr.
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----

/S/ JOHN W.A. WOODY, JR.                                      President and Director (Principal     January 4, 2000
-------------------------------------------------------               Executive Officer)
   John W.A. Woody, Jr.

/S/ DANIEL W. HOUSER                                          Treasurer and Director (Principal     January 4, 2000
-------------------------------------------------------       Financial and Accounting Officer)
    Daniel W. Houser

/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
    Gregory W. Penske

/S/ MICHAEL G. GENTRY                                                      Director                 January 4, 2000
-------------------------------------------------------
    Michael G. Gentry


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn, State of Michigan, on January 4, 2000.

                                            COMPETITION TIRE WEST, INC.

                                            By: /S/ JOHN W.A. WOODY, JR.
                                                ------------------------
                                                 John W.A. Woody, Jr.
                                                 President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ JOHN W.A. WOODY, JR.                                      President and Director (Principal     January 4, 2000
-------------------------------------------------------                Executive Officer)
    John W.A. Woody, Jr.

/S/ DANIEL W. HOUSER                                          Treasurer and Director (Principal     January 4, 2000
-------------------------------------------------------       Financial and Accounting Officer)
    Daniel W. Houser

/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
    Gregory W. Penske

/S/ MICHAEL G. GENTRY                                                      Director                 January 4, 2000
-------------------------------------------------------
    Michael G. Gentry


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            EVENT EQUIPMENT LEASING, INC.

                                            By: /S/ JOHN R. SAUNDERS
                                               --------------------------
                                                John R. Saunders
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ JAMES C. FRANCE                                           Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
    James C. France

/S/ JOHN R. SAUNDERS                                            President (Principal Executive      January 4, 2000
-------------------------------------------------------                    Officer)
    John R. Saunders

/S/ SUSAN G. SCHANDEL                                         Treasurer and Director (Principal     January 4, 2000
-------------------------------------------------------                Financial Officer)
    Susan G. Schandel

/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
    Daniel W. Houser

/S/ H. LEE COMBS                                                 Vice President and Director        January 4, 2000
-------------------------------------------------------
    H. Lee Combs

/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
    Lesa D. Kennedy

                                     II-12


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            EVENT SUPPORT CORPORATION

                                            By: /S/ JOHN R. SAUNDERS
                                               ----------------------
                                                John R. Saunders
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----

/S/ LESA D. KENNEDY                                           Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
    Lesa D. Kennedy

/S/ JOHN R. SAUNDERS                                            President (Principal Executive      January 4, 2000
-------------------------------------------------------                    Officer)
    John R. Saunders

/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
    Susan G. Schandel

/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
    Daniel W. Houser

/S/ H. LEE COMBS                                                           Director                 January 4, 2000
-------------------------------------------------------
    H. Lee Combs

/S/ JAMES C. FRANCE                                                        Director                 January 4, 2000
-------------------------------------------------------
    James C. France


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on January 4, 2000.

                                            GREAT WESTERN SPORTS, INC.

                                            By: /S/ LEE K. BAUMGARTEN
                                               ----------------------
                                                Lee K. Baumgarten
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ H. LEE COMBS                                              Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
    H. Lee Combs

/S/ LEE K. BAUMGARTEN                                         President and Director (Principal     January 4, 2000
-------------------------------------------------------               Executive Officer)
    Lee K. Baumgarten


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
    Susan G. Schandel

/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------             Accounting Officer)
    Daniel W. Houser

/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
    Lesa D. Kennedy


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                                 ISC PROPERTIES, INC.

                                                 By: /S/ GREGORY J. SULLIVAN
                                                    ------------------------
                                                     Gregory J. Sullivan
                                                     President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ LESA D. KENNEDY                                           Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
   Lesa D. Kennedy

/S/ GREGORY J. SULLIVAN                                       President and Director (Principal     January 4, 2000
-------------------------------------------------------               Executive Officer)
    Gregory J. Sullivan

/S/ DANIEL W. HOUSER                                          Treasurer (Principal Financial and    January 4, 2000
-------------------------------------------------------              Accounting Officer)
    Daniel W. Houser

/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
    John R. Saunders


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            MIAMI SPEEDWAY CORP.

                                            By: /S/ JOHN R. SAUNDERS
                                               ---------------------
                                                    John R. Saunders
                                                    President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                        SIGNATURE                                         TITLE                         DATE
                        ---------                                         -----                         ----
/S/ JOHN R. SAUNDERS                                          President and Director (Principal    January 4, 2000
-------------------------------------------------------              Executive Officer)
    John R. Saunders

/S/ DANIEL W. HOUSER                                            Vice President and Assistant       January 4, 2000
-------------------------------------------------------        Treasurer (Principal Accounting
    Daniel W. Houser                                                      Officer)

/S/ SUSAN G. SCHANDEL                                          Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                   Officer)
    Susan G. Schandel

/S/ WILLIAM C. FRANCE                                                     Director                 January 4, 2000
-------------------------------------------------------
    William C. France

/S/ LESA D. KENNEDY                                                       Director                 January 4, 2000
-------------------------------------------------------
    Lesa D. Kennedy

/S/ H. LEE COMBS                                                          Director                 January 4, 2000
-------------------------------------------------------
    H. Lee Combs

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn, State of Michigan, on January 4, 2000.

                                   MICHIGAN INTERNATIONAL SPEEDWAY, INC.


                                     By: /S/ GENE HASKETT
                                     ----------------------
                                     Gene Haskett
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ GENE HASKETT                                              President and Director (Principal     January 4, 2000
-------------------------------------------------------               Executive Officer)
                       Gene Haskett


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser

/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
                    Gregory W. Penske


/S/ H. LEE COMBS                                                           Director                 January 4, 2000
-------------------------------------------------------
                       H. Lee Combs


/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            MOTORSPORTS INTERNATIONAL CORP.

                                            By: /S/ MICHAEL G. GENTRY
                                                --------------------------------
                                                Michael G. Gentry
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ MICHAEL G. GENTRY                                         President and Director (Principal     January 4, 2000
-------------------------------------------------------              Executive Officer)
                    Michael G. Gentry


/S/ DANIEL W. HOUSER                                          Treasurer (Principal Financial and    January 4, 2000
-------------------------------------------------------                 Accounting Officer)
                     Daniel W. Houser


/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
                    Gregory W. Penske



/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                    NEW YORK INTERNATIONAL SPEEDWAY CORP.

                                    By: /S/ LESA D. KENNEDY
                                        ----------------------------------------
                                        Lesa D. Kennedy
                                        President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ LESA D. KENNEDY                                           President and Director (Principal     January 4, 2000
-------------------------------------------------------            Executive Officer)
                     Lesa D. Kennedy


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------                 Accounting Officer)
                     Daniel W. Houser


/S/ BRIAN Z. FRANCE                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Brian Z. France


/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            NORTH AMERICAN TESTING COMPANY

                                            By: /S/ STAN ALEXANDER
                                                --------------------------------
                                                Stan Alexander
                                                President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ H. LEE COMBS                                              Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
                       H. Lee Combs


/S/ STAN ALEXANDER                                              President (Principal Executive      January 4, 2000
-------------------------------------------------------                    Officer)
                      Stan Alexander


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser


/S/ JAMES C. FRANCE                                                        Director                 January 4, 2000
-------------------------------------------------------
                     James C. France


/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Lesa D. Kennedy

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockingham, State of North Carolina, on January 4, 2000.

                                       NORTH CAROLINA SPEEDWAY, INC.

                                       By: /s/ JO DEWITT WILSON
                                          --------------------------------------
                                           Jo DeWitt Wilson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ CARRIE B. DEWITT                                          Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
                     Carrie B. DeWitt


/S/ JO DEWITT WILSON                                          President, Chief Executive Officer    January 4, 2000
-------------------------------------------------------       and Director (Principal Executive
                     Jo DeWitt Wilson                                       Officer)


/S/ DANIEL W. HOUSER                                          Treasurer (Principal Financial and    January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser


/S/ JAMES H. HUNTER                                                        Director                 January 4, 2000
-------------------------------------------------------
                     James H. Hunter


/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Nazareth, Commonwealth of Pennsylvania, on January 4, 2000.

                                   PENNSYLVANIA INTERNATIONAL RACEWAY, INC.

                                   By: /S/ WILLIAM G. MILLER
                                       -----------------------------------------
                                       William G. Miller
                                       President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ WILLIAM G. MILLER                                         President and Director (Principal     January 4, 2000
-------------------------------------------------------               Executive Officer)
                    William G. Miller


/S/ DANIEL W. HOUSER                                          Treasurer (Principal Financial and    January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser


/S/ GENE HASKETT                                                           Director                 January 4, 2000
-------------------------------------------------------
                       Gene Haskett



/S/ GREGORY W. PENSKE                                                      Director                 January 4, 2000
-------------------------------------------------------
                    Gregory W. Penske


/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                            PHOENIX SPEEDWAY CORP.

                                            By: /S/ H. LEE COMBS
                                                --------------------------------
                                                H. Lee Combs
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ H. LEE COMBS                                              Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------          and Chief Executive Officer
                       H. Lee Combs                            (Principal Executive Officer)


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser


/S/ WILLIAM C. FRANCE                                                      Director                 January 4, 2000
-------------------------------------------------------
                    William C. France


/S/ JAMES C. FRANCE                                                        Director                 January 4, 2000
-------------------------------------------------------
                     James C. France


/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Lesa D. Kennedy

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                 REGIMENT, INC.

                                 By: /S/ MICHAEL GENTRY
                                     -------------------------------------------
                                     Michael Gentry
                                     President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ MICHAEL GENTRY                                             President (Principal Executive      January 4, 2000
-------------------------------------------------------                   Officer)
                      Michael Gentry


/S/ VICKIE COX                                                Treasurer and Director (Principal    January 4, 2000
-------------------------------------------------------       Financial and Accounting Officer)
                        Vickie Cox


/S/ JO DEWITT WILSON                                                      Director                 January 4, 2000
-------------------------------------------------------
                     Jo DeWitt Wilson


/S/ CHRIS BROWNING                                                        Director                 January 4, 2000
-------------------------------------------------------
                      Chris Browning

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Monte, State of California, on January 4, 2000.

                                           ROCKY MOUNTAIN SPEEDWAY CORPORATION

                                           By: /S/ GREGORY W. PENSKE
                                               ---------------------------------
                                               Gregory W. Penske
                                               President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ GREGORY W. PENSKE                                         President and Director (Principal     January 4, 2000
-------------------------------------------------------              Executive Officer)
                    Gregory W. Penske


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------                Accounting Officer)
                     Daniel W. Houser


/S/ WALTER P. CZARNECKI                                                    Director                 January 4, 2000
-------------------------------------------------------
                   Walter P. Czarnecki


/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Lesa D. Kennedy


/S/ H. LEE COMBS                                                           Director                 January 4, 2000
-------------------------------------------------------
                       H. Lee Combs

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                      SEASONAL SERVICES, INC.

                                      By: /S/ MICHAEL GENTRY
                                          --------------------------------------
                                          Michael Gentry
                                          President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ MICHAEL GENTRY                                            President and Director (Principal     January 4, 2000
-------------------------------------------------------              Executive Officer)
                      Michael Gentry


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                     Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------               Accounting Officer)
                     Daniel W. Houser


/S/ JOHN R. SAUNDERS                                                       Director                 January 4, 2000
-------------------------------------------------------
                     John R. Saunders

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Darlington, State of South Carolina, on January 4, 2000.

                          SOUTH CAROLINA INTERNATIONAL SPEEDWAY CORPORATION

                          By: /S/ JAMES HUNTER
                              --------------------------------------------------
                              James Hunter
                              President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ WOODROW MCKAY                                             Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
                      Woodrow McKay

/S/ JAMES HUNTER                                              President and Director (Principal     January 4, 2000
-------------------------------------------------------                 Executive Officer)
                       James Hunter

/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel

/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser

/S/ JAMES H. FOSTER                                              Vice President and Director        January 4, 2000
-------------------------------------------------------
                     James H. Foster

/S/ LOOMIS COLVIN                                                          Director                 January 4, 2000
-------------------------------------------------------
                      Loomis Colvin

/S/ H. LEE COMBS                                                           Director                 January 4, 2000
-------------------------------------------------------
                       H. Lee Combs

/S/ JAMES C. FRANCE                                                        Director                 January 4, 2000
-------------------------------------------------------
                     James C. France

/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Lesa D. Kennedy

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Watkins Glen, State of New York, on January 4, 2000.

                                    WATKINS GLEN INTERNATIONAL, INC.

                                    By: /S/ BRYAN R. SPERBER
                                        ----------------------------------------
                                        Bryan R. Sperber
                                        President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ JOHN SAUNDERS                                            Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------
                      John Saunders

/S/ BRYAN S. SPERBER                                           President (Principal Executive      January 4, 2000
-------------------------------------------------------                   Officer)
                     Bryan S. Sperber

/S/ DANIEL J. WILLS                                            Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                   Officer)
                     Daniel J. Wills

/S/ DANIEL W. HOUSER                                           Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------              Accounting Officer)
                     Daniel W. Houser

/S/ JAMES C. FRANCE                                                       Director                 January 4, 2000
-------------------------------------------------------
                     James C. France

/S/ H. LEE COMBS                                                          Director                 January 4, 2000
-------------------------------------------------------
                       H. Lee Combs

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on January 4, 2000.

                                    88 CORP.

                                     By: /S/ JAMES C. FRANCE
                                         ---------------------------------------
                                         James C. France
                                         President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints W. Garrett Crotty and Glenn R. Padgett his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement and any filings made pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                           TITLE                         DATE
                        ---------                                           -----                         ----
/S/ WILLIAM C. FRANCE                                         Chairman of the Board of Directors    January 4, 2000
-------------------------------------------------------          and Chief Executive Officer
                    William C. France


/S/ JAMES C. FRANCE                                           President and Director (Principal     January 4, 2000
-------------------------------------------------------                 Executive Officer)
                     James C. France


/S/ SUSAN G. SCHANDEL                                           Treasurer (Principal Financial      January 4, 2000
-------------------------------------------------------                    Officer)
                    Susan G. Schandel


/S/ DANIEL W. HOUSER                                            Assistant Treasurer (Principal      January 4, 2000
-------------------------------------------------------                Accounting Officer)
                     Daniel W. Houser


/S/ LESA D. KENNEDY                                                        Director                 January 4, 2000
-------------------------------------------------------
                     Lesa D. Kennedy

                                 EXHIBIT INDEX

   EXHIBIT
   NUMBER                             DESCRIPTION
   -------    -----------------------------------------------------------------
    1.1       Purchase Agreement dated October 1, 1999, between the Registrant and the initial purchasers named therein.

    4.3 Registration Rights Agreement, dated October 6, 1999, among Salomon Smith Barney and First Union
              Securities, Inc. (as representatives of the initial purchasers) and the Registrant.

    5.1       Opinion of Greenberg Traurig, P.A.

   12.1       Statement of Computation of Ratio of Earnings to Fixed Charges.

   21.1       Subsidiaries of the Registrant.

   23.1       Consent of Ernst & Young LLP.

   23.2       Consent of Deloitte & Touche LLP.